                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                       National Service Industries, Inc.
--------------------------------------------------------------------------------
                  (Name of Registrant as Specified in Charter)

       Kenyon W. Murphy, Vice President, Secretary and Associate Counsel
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[ ]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                  [NSI LOGO]

                       NATIONAL SERVICE INDUSTRIES, INC.
                                   NSI CENTER
                          1420 PEACHTREE STREET, N.E.
                             ATLANTA, GEORGIA 30309

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD JANUARY 8, 1997

     The annual meeting of stockholders of NATIONAL SERVICE INDUSTRIES, INC. (the "Corporation") will be held on Wednesday, January 8, 1997, at 10:00 a.m. in the Walter C. Hill Auditorium at the High Museum of Art, 1280 Peachtree Street, N.E., Atlanta, Georgia, for the following purposes:

          (1) to elect directors;

          (2) to approve the National Service Industries, Inc. Long-Term Achievement Incentive Plan;

          (3) to ratify the appointment of Arthur Andersen LLP as independent auditors for the Corporation for the fiscal year ending August 31, 1997; and

          (4) to transact such other business as may properly come before the meeting or any adjournments thereof.

     The Board of Directors has fixed the close of business on November 11, 1996 as the record date for the determination of the stockholders who will be entitled to notice of and to vote at this meeting or any adjournments thereof.

     A list of the stockholders entitled to vote at the meeting may be examined at the Corporation's executive offices, 1420 Peachtree Street, N.E., Atlanta, Georgia, during the ten-day period preceding the meeting.

November 26, 1996

                                          By order of the Board of Directors,

                                          KENYON W. MURPHY
                                          Vice President, Secretary, and
                                          Associate Counsel

                      IMPORTANT -- YOUR PROXY IS ENCLOSED

PLEASE DATE, SIGN AND MAIL THE ENCLOSED PROXY PROMPTLY. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES IN THE ACCOMPANYING ENVELOPE.

                       NATIONAL SERVICE INDUSTRIES, INC.
                                   NSI CENTER
                          1420 PEACHTREE STREET, N.E.
                             ATLANTA, GEORGIA 30309

                                PROXY STATEMENT

     The following information is furnished in connection with the solicitation of proxies by the Board of Directors of the Corporation for the annual meeting to be held on January 8, 1997. A copy of the annual report of the Corporation for the fiscal year ended August 31, 1996 and a proxy for use at the meeting are enclosed with this proxy statement. This proxy statement and the enclosed proxy are initially being mailed to stockholders on or about November 26, 1996.

                              GENERAL INFORMATION

PROXY

     Stockholders are requested to execute and return the enclosed proxy in the accompanying envelope. At any time before the proxy is voted, it may be revoked by written notice to the Secretary of the Corporation. Proxies which are returned properly executed, and not revoked, will be voted in accordance with stockholders' directions specified thereon. Where no direction is specified, proxies will be voted for the election of the nominees listed below as directors, for approval of the Long-Term Achievement Incentive Plan, and for ratification of the appointment of Arthur Andersen LLP as independent auditors for the Corporation.

STOCK OUTSTANDING AND VOTING RIGHTS

     As of November 11, 1996, the record date for the annual meeting, there were 45,786,594 shares of common stock outstanding and entitled to vote. The holders of common stock, the only class of voting stock of the Corporation outstanding, are entitled to one vote per share for the election of directors and on the other matters presented.

VOTING PROCEDURE

     Votes cast by proxy or in person at the annual meeting will be tabulated by the election inspector appointed for the meeting and will determine whether or not a quorum is present. The election inspector will treat abstentions as shares that are present and entitled to vote but as unvoted for purposes of determining the approval of any matter submitted to the stockholders. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will be considered as present but not entitled to vote with respect to that matter.

SOLICITATION

     The cost of soliciting proxies is paid by the Corporation. Officers and regular employees of the Corporation, at no additional compensation, may assist in the solicitation of proxies. Solicitation will be by mail and perhaps by telephone and personal contact.

                      ITEM NO. 1 -- ELECTION OF DIRECTORS

     At the annual meeting nine (9) directors of the Corporation will be elected to hold office until the next annual meeting of stockholders and until their successors are elected and qualified. To be elected, a nominee must receive a plurality of the votes cast at the meeting. The persons named as proxies in the accompanying proxy, or their substitutes, will vote for the election of the nominees listed hereafter, except to the extent authority to vote for any or all of the nominees is withheld. No nominee for election as a director is proposed to be elected pursuant to any arrangement or understanding between the nominee and any other person or persons. It is believed that all such nominees are available for election. If any of the nominees are unable or unwilling to serve, the persons named as proxies in the accompanying proxy, or their substitutes, shall have full discretion and authority to vote or refrain from voting for any substitute nominees in accordance with their judgment.

INFORMATION CONCERNING NOMINEES

     All of the nominees listed below are now directors of the Corporation and have served continuously since their election. All of the current directors were elected by the stockholders except James S. Balloun, who was elected by the Board of Directors effective February 1, 1996, and John L. Clendenin, who was elected by the Board of Directors effective November 1, 1996.

     Don W. Hubble resigned as a director effective October 18, 1996. In addition, the following five directors elected at the last annual meeting are retiring from the Board on January 8, 1996, and are not nominees: F. Ross Johnson, Donald R. Keough, Bryan D. Langton, D. Raymond Riddle, and Erwin Zaban.

     The following is a brief summary of each nominee's business experience, other directorships held, and membership on the standing committees of the Board of Directors of the Corporation.

[PHOTO]     JAMES S. BALLOUN                              Director since 1996

            Mr. Balloun, 58 years old, was elected Chairman of the Board and Chief Executive Officer of the Corporation effective February 1,
            1996, and was also elected President effective October 19, 1996. He was previously affiliated with the management consulting firm
            McKinsey & Company, Inc., which he served as a Director from June
            1976 until January 1996. Mr. Balloun is Chairman of the Executive
            Committee and a member of the Strategic Planning and Finance
            Committee of the Board.

            JOHN L. CLENDENIN                             Director since 1996

[PHOTO]     Mr. Clendenin, 62 years old, has served as President and Chief
            Executive Officer of BellSouth Corporation since 1983 and also as Chairman of the Board since 1984. He is a director of Coca-Cola
            Enterprises Inc., Equifax Inc., The Home Depot, Inc., The Kroger
            Company, Providian Corp., RJR Nabisco Holdings Corp., Springs
            Industries, Inc., and Wachovia Corporation. Mr. Clendenin previously served as a director of the Corporation from 1984 until 1995.

            ROBERT M. HOLDER, JR.                         Director since 1974

[PHOTO] Mr. Holder, 66 years old, has served since 1960 as Chairman of the Board of Holder Corporation, a real estate development and construction firm he founded. He also served as its Chief Executive
            Officer from 1960 until April 1994. He is a director of Wachovia
            Corporation. Mr. Holder is Chairman of the Audit Committee and a member of the Executive Committee of the Board.

            JAMES C. KENNEDY                              Director since 1993

[PHOTO] Mr. Kennedy, 48 years old, has served since January 1988 as Chairman and Chief Executive Officer of Cox Enterprises, Inc., a company engaged in publishing, broadcasting, and automobile auction businesses. He has been employed by Cox Enterprises since 1972 and has served as an officer of the company since 1986. He is a director of Cox Communications, Inc. and Cox Radio, Inc. Mr. Kennedy is a member of the Executive, the Executive Resource and Nominating, and the Strategic Planning and Finance Committees of the Board.

            DAVID LEVY                                      Director since 1984

[PHOTO] Mr. Levy, 59 years old, is Executive Vice President, Administration and Counsel of the Corporation. He served the Corporation as Senior
            Vice President, Secretary and Counsel from 1982 through September
            1992. He has served as an officer of the Corporation since 1973.


            BERNARD MARCUS                                  Director since 1990

[PHOTO]     Mr. Marcus, 67 years old, is one of the co-founders of The Home
            Depot, Inc. and has served as its Chairman of the Board and Chief
            Executive Officer since 1978. Mr. Marcus was Chairman of the Board and President of Handy Dan Home Improvement Centers, Inc. from 1972 to 1978. He is a member of the Audit, the Executive, and the Executive Resource and Nominating Committees of the Board.

            JOHN G. MEDLIN, JR.                             Director since 1988

[PHOTO] Mr. Medlin, 62 years old, has served as Chairman of the Board of Wachovia Corporation since 1985 and also served as its Chief
            Executive Officer from 1977 through 1993. He joined Wachovia Bank and Trust Company in 1959 and has served as an officer of the Bank and affiliated companies since 1962. He is a director of BellSouth
            Corporation, Burlington Industries, Inc., Media General, Inc.,
            Nabisco Holdings Corp., RJR Nabisco Holdings Corp., and USAir Group,
            Inc. Mr. Medlin is Chairman of the Executive Resource and Nominating
            Committee and a member of the Executive Committee of the Board.

            HERMAN J. RUSSELL                               Director since 1996

[PHOTO] Mr. Russell, 65 years old, has served since 1959 as Chairman and Chief Executive Officer of H.J. Russell & Company, which is engaged in construction, client services, and property management businesses. He also serves as a director of Wachovia Corporation.
            Mr. Russell is a member of the Audit and the Strategic Planning and Finance Committees of the Board.

            BETTY L. SIEGEL                                 Director since 1988

[PHOTO]     Dr. Siegel, 65 years old, has served as President of Kennesaw State
            University since 1981. She previously served as Dean of the School of Education and Psychology and Professor of Psychology at Western
            Carolina University from 1976 to 1981 and served as Dean of Academic
            Affairs for Continuing Education at the University of Florida from 1972 to 1976. She is a director of Atlanta Gas Light Co. and Equifax
            Inc. Dr. Siegel is a member of the Audit and the Strategic Planning and Finance Committees of the Board.

COMPENSATION OF DIRECTORS

     During the fiscal year ended August 31, 1996, each director who was not an employee of the Corporation received an annual director fee and an additional annual fee for serving as chairman of a committee, payable quarterly in each case. Effective June 1, 1996, the annual director fee was increased from $30,000 to $40,000 and the annual chairman fee was increased from $3,000 to $5,000.

     Also effective June 1, 1996, in order to further align the interests of directors with the interests of shareholders, the Corporation instituted the Nonemployee Director Deferred Stock Unit Plan. Each director is required to receive one-fourth of the annual fee, and may elect to receive additional portions of the annual fee and the chairman fee, in deferred stock units under the Plan. The return on deferred stock units tracks the return on NSI stock and the director's account is generally available on or after retirement. There is no other retirement plan for directors.

     Under the Directors' Deferred Compensation Plan of the Corporation, directors may defer payment of all or any part of their cash fees for a period generally ending on or after retirement.

     Pursuant to the National Service Industries, Inc. 1992 Nonemployee Directors' Stock Option Plan, each non-employee director received on September 20, 1995 a grant of a non-qualified option for the purchase of 1,000 shares of common stock at an exercise price of $30.75 per share, the fair market value on the grant date. Each option grant is exercisable after one year and remains exercisable for a period of ten years from the grant date.

     Directors may participate in the Corporation's Matching Gift Program. Under this program, the Corporation will match charitable contributions up to a total of $2,500 per individual per year.

     Mr. Zaban is paid $350,000 per year under a consulting agreement which was originally scheduled to expire in October 1996 but which has been extended through December 1996.

     For information on compensation of directors who also served as executive officers during the fiscal year, see "Executive Compensation" below.

CERTAIN TRANSACTIONS

     The Corporation had transactions in the ordinary course of business with unaffiliated corporations and institutions of which certain non-employee directors and nominees for director of the Corporation are officers or directors, including BellSouth Corporation, Cox Enterprises, Inc., Holder Corporation, Holiday Inns, Inc., The Home Depot, Inc., Kennesaw State University, H. J. Russell & Company, and Wachovia Corporation. The Corporation considers the amounts involved in such transactions to be immaterial in relationship to its business and believes that such amounts are not material in relationship to the business of such corporations or institutions or to such directors. Management believes that the terms of these transactions are no less favorable than those available from non-affiliated sources.

OTHER INFORMATION CONCERNING THE BOARD AND ITS COMMITTEES

     The Board of Directors has delegated certain functions to the following standing committees:

          The Executive Committee is authorized to perform all of the powers of the full Board, except the power to amend the By-laws and to fill vacancies among its membership and except as restricted by the Delaware General Corporation Law. The Committee is comprised of James S. Balloun, Chairman, Robert M. Holder, Jr., James C. Kennedy, Donald R. Keough, Bernard Marcus, John G. Medlin, Jr., and Erwin Zaban. It held one meeting during the fiscal year.

          The Audit Committee's responsibilities include: reviewing the scope and results of audits performed by the independent and internal auditors; reviewing recommendations by the independent and internal auditors relating to internal controls; and recommending to the Board the independent auditing firm to be retained by the Corporation. The Committee is comprised of Robert M. Holder, Jr., Chairman, F. Ross Johnson, Bryan D. Langton, Bernard Marcus, Herman J. Russell, and Betty L. Siegel. It held two meetings during the fiscal year.

          The Executive Resource and Nominating Committee is responsible for certain matters relating to the compensation of the officers of the Corporation, as set forth in the Committee's report below, and for recommending to the full Board a slate of directors for consideration by the shareholders at the annual meeting and candidates to fill any vacancies on the Board. The Committee is comprised of John G. Medlin, Jr., Chairman, James C. Kennedy, Donald R. Keough, Bryan D. Langton, and Bernard Marcus. It held three meetings during the fiscal year and took three actions by written consent.

          The Strategic Planning and Finance Committee is responsible for reviewing, and advising Management with respect to, the Corporation's long-term business goals and strategies, financial planning, financial structure, financial condition, and requirements for funds. The Committee is comprised of Donald R. Keough, Chairman, James S. Balloun, F. Ross Johnson, James C. Kennedy, D. Raymond Riddle, Herman J. Russell, Betty L. Siegel, and Erwin Zaban. It held two meetings during the fiscal year.

     During the fiscal year ended August 31, 1996, the Board of Directors met six times. All of the directors attended at least 75% of the total meetings held by the Board and their respective committees during the fiscal year except Mr. Kennedy.

     The Executive Resource and Nominating Committee will consider nominee recommendations from stockholders made in writing and addressed to the attention of Chairman of the Executive Resource and Nominating Committee, c/o Kenyon W. Murphy, Vice President, Secretary and Associate Counsel, National Service Industries, Inc., P.O. Box 7158, Midtown Station, Atlanta, Georgia 30357-0158.

BENEFICIAL OWNERSHIP OF THE CORPORATION'S SECURITIES

     The table below sets forth information concerning beneficial ownership of the Corporation's common stock, as of September 1, 1996 unless otherwise indicated, by each of the directors and nominees for director, by each of the executive officers named in the Summary Compensation Table on page 9, and by all directors and executive officers of the Corporation as a group. The Corporation knows of no beneficial owner of more than five percent of the Corporation's common stock.

     Beginning in September 1996, the executive officers of the Corporation are subject to voluntary stock ownership guidelines, expressed as a specified multiple of salary. Compliance with the guidelines will be expected by August 31, 2001, and the Executive Resource and Nominating Committee has indicated that progress toward meeting the guidelines will be taken into account when grants and awards are made under the Long-Term Achievement Incentive Plan.

                                                    SHARES OF COMMON STOCK BENEFICIALLY OWNED(1)(2)
                                         ---------------------------------------------------------------------
                                         SOLE VOTING AND
                                           INVESTMENT                               AGGREGATE        AGGREGATE
                 NAME                         POWER                OTHER              TOTAL          PERCENTAGE
---------------------------------------  ---------------           ------           ---------        ---------
James S. Balloun.......................       100,000                                 100,000            .22%
John L. Clendenin......................         4,300                                   4,300           *
J. Robert Hipps........................        49,614(3)                               49,614            .11
Robert M. Holder, Jr...................        10,330                                  10,330            .02
Don W. Hubble..........................        53,450(3)                               53,450            .12
F. Ross Johnson........................        19,000                                  19,000            .04
James C. Kennedy.......................         4,000                                   4,000           *
Donald R. Keough.......................         4,690                                   4,690            .01
Bryan D. Langton.......................         4,000                                   4,000           *
David Levy.............................        86,575                  49(5)           86,624            .19
Bernard Marcus.........................         6,000                                   6,000            .01
John G. Medlin, Jr.....................         5,000                                   5,000            .01
D. Raymond Riddle......................        74,167                                  74,167            .16%
Herman J. Russell......................         1,000                                   1,000           *
Stewart A. Searle III..................         1,000(3)                                1,000           *
Betty L. Siegel........................         4,585                                   4,585           *
Erwin Zaban............................     1,136,563(4)           18,014(5)        1,154,577           2.48
Current directors and executive
  officers as a group..................     1,461,210(4)           18,063           1,479,273(4)        3.18

---------------
* Indicates an aggregate percentage of less than 0.01%.
(1) Includes shares that may be acquired within 60 days after the ownership date reflected, upon exercise of employee and director stock options. Options included for the individuals shown are as follows: Mr. Balloun, 85,000 shares; Mr. Riddle, 64,167 shares; Mr. Hipps, 49,114 shares; Mr. Hubble, 43,571 shares; Mr. Levy (including options held by a family partnership of which he is the general partner), 59,328 shares; Mr. Zaban, 2,000 shares; Mr. Clendenin, 3,000 shares; Mr. Kennedy, 3,000 shares; Mr. Langton, 3,000 shares; Mr. Russell, 0 shares; other directors shown, 4,000 shares each; and all current directors and executive officers as a group, 243,495 shares.
(2) In addition to the share ownership indicated, as of September 1, 1996, the accounts of non-employee directors of the Corporation were credited with deferred stock units (each unit equivalent to one share of stock) as follows: Mr. Kennedy, 178 units; Mr. Langton, 324 units; Mr. Marcus, 324 units; Mr. Russell, 324 units; and all others, 129 units each.
(3) Share ownership is shown for Mr. Hipps as of July 31, 1996, and for Mr. Hubble as of October 31, 1996, in each case a date shortly following the individual's termination of employment. Share ownership is shown for Mr. Searle as of November 15, 1996.
(4) Includes 108,797 shares held by The Zaban Foundation, Inc. Mr. Zaban disclaims beneficial ownership in said shares.
(5) Shares held by the spouse of the individual shown.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's directors and officers to file reports of ownership and changes in ownership of the Corporation's stock with the Securities and Exchange Commission, the New York Stock Exchange, and the Corporation. Based on a review of the forms received by the Corporation during or with respect to the fiscal year ended August 31, 1996, and written representations from certain reporting persons that no Form 5 reports were required for those persons, the Corporation believes that all required Section 16(a) filings were made on a timely basis.

                             EXECUTIVE COMPENSATION

REPORT OF THE EXECUTIVE RESOURCE AND NOMINATING COMMITTEE

     The Executive Resource and Nominating Committee of the Board of Directors is composed entirely of non-employee directors. The Committee is responsible for approving the salary payable to the Chairman of the Board and Chief Executive Officer, subject to ratification by the full Board, for setting the salary payable to each of the other executive officers of the Corporation, and for administering the Management Compensation and Incentive Plan (the "Incentive Plan"), subject to ratification of certain matters thereunder by the full Board. The Committee has authority to grant awards under the Long-Term Incentive Program (the "Long-Term Program") and the Long-Term Achievement Incentive Plan (the "Long-Term Achievement Plan"), subject to approval of the Long-Term Achievement Plan by stockholders, and the Committee reviews and makes recommendations to the Board with respect to any proposed awards to executive officers under any other compensation plan, benefit plan or perquisite.

     Following below is a discussion of the compensation policies applicable to the Corporation's executive officers, the executive officers' compensation program for the last fiscal year, and the Chief Executive Officer's compensation for the last fiscal year.

  Compensation Policies for Executive Officers

     The Corporation's compensation program is designed to attract, retain, motivate, and reward qualified executives, with a linkage between the level of an individual's compensation and the performance of the individual and the Corporation. For the 1996 fiscal year, the principal compensation components were base salary, bonus awards under the Incentive Plan, and stock options granted under the Long-Term Program. Bonus awards and stock options are generally granted on an annual basis. Salary adjustments are made periodically as merited or on promotion to a position of increased responsibilities.

     The Committee reviews the compensation of each executive officer utilizing competitive compensation information prepared by an independent compensation consultant and a performance review and recommendation by the Chief Executive Officer for each other executive officer. The competitive compensation information utilized by the Committee is for positions of comparable responsibilities with comparably sized diversified companies, which are representative of the companies with whom the Corporation competes for executive talent. These companies are not necessarily the same as those included in the peer index in the performance graph in this proxy statement.

     To the extent readily determinable and as one of the factors in its consideration of compensation matters, the Committee considers the anticipated tax treatment to the Corporation and to the executives of various payments and benefits. Based on compensation arrangements currently in place, the Committee does not reasonably anticipate that any executive officer's fiscal 1996 or 1997 compensation will be subject to the $1 million deductibility limitation of
Section 162(m) of the Internal Revenue Code. The Committee intends to retain the deductibility of compensation pursuant to Section 162(m), but reserves the right to provide non-deductible compensation if it determines that such action is in the best interests of the Corporation and its stockholders.

     Under the Long-Term Achievement Plan, which is being presented for stockholder approval, the Committee expects to grant stock options and Aspiration Achievement Incentive Awards ("Aspiration Awards") each year. In September 1996, the Committee granted Aspiration Awards for the 1997 fiscal year to executive officers and other participants, subject to approval of the Long-Term Achievement Plan by stockholders. The Aspiration Awards are long-term awards designed to more clearly and quantifiably relate reward opportunities with achievement of specific performance goals over a multi-year cycle. The level of Aspiration Awards payable at the conclusion of the cycle is expected to correlate closely with increases in stock price. This "pay-for-performance" award has been extended to selected key employees of the Corporation's operating units as well. The Aspiration Awards are further described under Item 2 in this proxy statement.

     In conjunction with the Long-Term Achievement Plan, the Committee adopted voluntary stock ownership guidelines for executive officers and other participants in order to further align their interests with those of other shareholders. It is expected that each participant will meet the ownership guidelines, established in each case as a specified multiple of salary, no later than August 31, 2001. Progress toward meeting the guidelines will be taken into account when grants and awards are made under the Plan.

     The Committee has been advised by an independent compensation consultant that, overall, the Corporation's current annual compensation program for executive officers is approximately at the median competitive level. The Aspiration Awards and stock options are designed to provide long-term incentive compensation at the 75th percentile level for target level performance and to provide significantly higher compensation for significantly higher performance.

  Executive Officers' 1996 Compensation

     The salary for fiscal 1996 of each executive officer (other than the Chief Executive Officer, discussed below) was based on competitive compensation data, at approximately the median level, and also takes into account the executive's performance, experience, abilities, and expected future contribution, as well as the Corporation's performance in the prior year.

     Bonuses for fiscal 1996 under the Incentive Plan were intended to provide competitive total cash compensation at approximately the median level, subject to achievement of the Corporation's and the individual's target performance objectives as described below. A bonus fund, stated as a percentage of gross salary, was determined for each executive officer based on the per-share earnings objective for the Corporation established by the Committee and ratified by the Board of Directors at the beginning of the fiscal year. The bonus fund increased or decreased in relationship to earnings per share, with no bonus fund for earnings below a threshold level. For fiscal 1996, the threshold level required a specified increase in earnings per share from fiscal 1995. Based on the Corporation's earnings per share, the actual bonus fund for each individual represented 68% of the target bonus fund.

     The amount actually paid from each bonus fund under the Incentive Plan for fiscal 1996 was based on the level of achievement of two performance criteria in addition to the Corporation's earnings. The bonus amount was subject to reduction by up to 30% based on the Corporation's achievement of return on equity objectives and by up to 10% based on the individual's personal performance. The corporate performance objectives were established by the Committee and ratified by the Board of Directors. The personal performance objectives of the executive officers were established by the Committee based on the recommendations of the Chief Executive Officer.

     The compensation of executive officers for fiscal 1996 was further linked with the Corporation's performance and to the increase in shareholder value through stock options granted under the Long-Term Program. Options provide compensation opportunities directly related to, and contingent upon, the long-term performance of the Corporation and to the increase in market value of its shares. Option awards to executive officers in fiscal 1996 were based on competitive long-term grants at approximately the median level.

  Chief Executive Officer's 1996 Compensation

     During the first third of the fiscal year, Raymond Riddle served as Chief Executive Officer of the Corporation. His salary remained at the level paid to him during the last eleven months of fiscal 1995, which was established pursuant to the compensation review procedure described above. Mr. Riddle did not participate in the Incentive Plan or the Long-Term Program during fiscal 1996.

     James Balloun was elected Chief Executive Officer effective February 1, 1996. His total compensation was based on competitive and merit factors and in consideration of the particular leadership needs of the Corporation. Most of his compensation opportunity is linked directly to performance on behalf of shareholders and to appreciation in the market price of the Corporation's stock. Pursuant to his employment agreement with the Corporation (see "Employment Contracts, Severance Arrangements, and Other Agreements" in this proxy statement), Mr. Balloun received an initial stock option grant, his base salary, and an incentive bonus opportunity, and he is eligible for the benefit programs in which the other executive officers participate. The bonus paid to Mr. Balloun for fiscal 1996 was based on the Corporation's exceeding an earnings level specified by the Committee when Mr. Balloun joined the Corporation.

     At the time Mr. Balloun was employed, the Committee was advised by an independent compensation consultant that the level of Mr. Balloun's initial stock option grant was approximately at the average of a survey by the consultant of recent grants made to chief executive officers hired from outside the company. The Committee was further advised by the consultant that the combined value of the annual salary, annual bonus opportunity, and projected annual stock option grant was somewhat above the competitive median, but within the range of chief executive pay levels for companies having the size and characteristics of the Corporation. The consultant concluded that, overall, the compensation arrangements for Mr. Balloun were reasonable and appropriate.

                                          EXECUTIVE RESOURCE AND
                                          NOMINATING COMMITTEE

                                          John G. Medlin, Jr., Chairman
                                          James C. Kennedy
                                          Donald R. Keough
                                          Bryan D. Langton
                                          Bernard Marcus

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The directors serving on the Executive Resource and Nominating Committee of the Board of Directors during the fiscal year ended August 31, 1996 were, for the entire year, John G. Medlin, Jr. (Chairman), and Bryan D. Langton, for the portion of the year until January 3, 1996, Jesse Hill, Jr., Robert M. Holder, Jr., and F. Ross Johnson, and for the portion of the year after January 3, 1996, James C. Kennedy, Donald R. Keough, and Bernard Marcus. None of these individuals are or have ever been officers or employees of the Corporation. During the 1996 fiscal year, no executive officer of the Corporation served as a director of any corporation which any of these individuals served as an executive officer, and there were no other compensation committee interlocks with the companies with which these individuals or the Corporation's other directors are affiliated.

PERFORMANCE GRAPH

     The following graph compares, for the five years ended August 31, 1996, the yearly percentage change in cumulative total shareholders' return on the Corporation's common stock with (a) the S&P 500 Stock Index and (b) the S&P Specialized Services Index (the industry group within the S&P 500 in which the Corporation is included). The graph assumes an initial investment of $100 at the closing price on August 31, 1991 and assumes all dividends were reinvested.

      Measurement Period                                         S&P Special-
    (Fiscal Year Covered)             NSI           S&P 500      ized Services
1991                                    100.00          100.00          100.00
1992                                    102.10          107.91           92.53
1993                                    112.97          124.29           89.18
1994                                    124.15          131.05           89.00
1995                                    139.57          159.12          101.48
1996                                    189.17          188.91          119.14

SUMMARY COMPENSATION TABLE

     The following table presents the cash compensation paid by the Corporation for the past three fiscal years, as well as compensation accrued for those years, to the individuals who served as the Corporation's Chief Executive Officer during the 1996 fiscal year, the three other executive officers as of August 31, 1996, and J. Robert Hipps, who served as an executive officer for nine months during the 1996 fiscal year (the six officers referred to herein as the "named executive officers").

                                                                                   LONG TERM COMPENSATION
                                                                             -----------------------------------
                                                 ANNUAL COMPENSATION
                                           -------------------------------            AWARDS
                                                                   OTHER     -------------------------   PAYOUTS
                                                                  ANNUAL     RESTRICTED    SECURITIES    -------   ALL OTHER
                                                                  COMPEN-      STOCK       UNDERLYING     LTIP      COMPEN-
                                  FISCAL    SALARY     BONUS      SATION      AWARD(S)    OPTIONS/SARS   PAYOUTS    SATION
  NAME AND PRINCIPAL POSITION      YEAR      ($)        ($)       ($)(1)        ($)          (#)(2)        ($)      ($)(3)
--------------------------------  ------   --------   --------   ---------   ----------   ------------   -------   ---------
James S. Balloun(4).............  1996      750,000    750,000      3,200         0         250,000          0            0
  Chairman of the Board and       1995           --         --         --        --              --         --           --
  Chief Executive Officer         1994           --         --         --        --              --         --           --
D. Raymond Riddle(5)............  1996      239,583          0      2,100         0               0          0      210,615
  Chairman of the Board and       1995      568,750    428,269      5,300         0          65,000          0       36,610
  Chief Executive Officer         1994      500,000    280,000      5,200         0          55,000          0       20,728
Don W. Hubble...................  1996      379,167    116,556      5,300         0          25,000          0        6,000
  President and Chief Operating   1995      325,000    200,233      5,300         0          25,000          0        5,500
  Officer                         1994      258,300    119,619      5,200         0          15,000          0        5,500
David Levy......................  1996      326,250    100,289      5,300         0          20,000          0        6,000
  Executive Vice President,       1995      314,167    193,558      5,300         0          20,000          0        5,500
  Administration and Counsel      1994      306,667    142,017      5,200         0          15,000          0        5,500
Stewart A. Searle III(6)........  1996       50,000     15,000      1,000         0           5,000          0            0
  Senior Vice President,          1995           --         --         --        --              --         --           --
  Planning and Development        1994           --         --         --        --              --         --           --
J. Robert Hipps(7)..............  1996      191,250     58,790      4,100         0          20,000          0       69,750
  Senior Vice President, Finance  1995      249,167    153,512      5,300         0          20,000          0        5,500
                                  1994      242,333    112,224      5,200         0          15,000          0        5,500

---------------

(1) Each amount shown includes an automobile allowance of $400 per month.
(2) No stock appreciation rights were granted during this period.
(3) The amounts shown for 1996 include a matching contribution on 401(k) deferrals in the amount of $500 for Mr. Riddle and $1,000 each for Messrs. Hubble, Levy, and Hipps, and a matching contribution on other deferred compensation in the amount of $5,000 for Messrs. Hubble, Levy and Hipps and $2,500 for Mr. Riddle. Of the amount shown for Mr. Riddle in 1996, $32,615 represents premiums paid on insurance policies in which Mr. Riddle has an interest and $175,000 represents consulting fees paid to him after he resigned as an officer of the Corporation. Of the amount shown for Mr. Hipps in 1996, $63,750 represents payments under his severance agreement.
(4) Mr. Balloun was employed effective January 3, 1996, and was elected Chairman of the Board and Chief Executive Officer effective February 1, 1996.
(5) Mr. Riddle served as Chairman of the Board and Chief Executive Officer until his retirement on February 1, 1996.
(6) Mr. Searle was elected Senior Vice President, Planning and Development on June 19, 1996.
(7) Mr. Hipps resigned effective May 31, 1996. Brock A. Hattox was elected Executive Vice President and Chief Financial Officer in September 1996.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table contains information concerning stock options which were granted to the named executive officers during the fiscal year ended August 31, 1996, as disclosed in the Summary Compensation Table above. The Corporation did not award any stock appreciation rights or reprice any stock options during the year.

                                                          PERCENT OF
                                             NUMBER OF       TOTAL
                                             SECURITIES    OPTIONS/
                                             UNDERLYING      SARS
                                              OPTIONS/    GRANTED TO    EXERCISE                   GRANT
                                                SARS       EMPLOYEES    OR BASE                     DATE
                                              GRANTED      IN FISCAL     PRICE     EXPIRATION     PRESENT
                   NAME                        (#)(1)        YEAR        ($/SH)       DATE      VALUE ($)(2)
-------------------------------------------  ----------   -----------   --------   ----------   ------------
James S. Balloun...........................    250,000        49.7%       32.50       1/03/06     1,458,000
D. Raymond Riddle..........................          0         0.0%          --            --            --
Don W. Hubble..............................     25,000         5.0%       30.75       9/20/05       145,850
David Levy.................................     20,000         4.0%       30.75       9/20/05       116,680
Stewart A. Searle III......................      5,000         1.0%       39.75       6/17/06        51,940
J. Robert Hipps............................     20,000         4.0%       30.75       9/20/05       116,680

---------------

(1) Options have a ten-year term, subject to earlier termination upon certain events related to termination of employment. Options granted to Messrs. Hubble, Levy, Searle and Hipps vest in four equal annual installments beginning on the first anniversary of the grant date. Options granted to Mr. Balloun vest in three annual installments of 85,000, 85,000 and 80,000 shares, beginning on August 31, 1996. The Executive Resource and Nominating Committee has discretion, subject to limitations in the Long-Term Incentive Program, to modify the terms of outstanding options and to reprice the options.
(2) The amounts shown were calculated using a Black-Scholes option pricing model with assumptions varying by grant date. The estimated value for options held by Mr. Balloun assume a risk-free rate of return of 5.65%, a dividend yield of 3.98%, an option term of ten years, and stock price volatility (measured over the 250 trading days immediately preceding the date of grant) having a standard deviation of .1570. The estimated values for options held by Messrs. Hubble, Levy, and Hipps assume a risk-free rate of return of 6.1%, a dividend yield of 4.009%, an option term of ten years, and stock price volatility having a standard deviation of .1530. The estimated value for options held by Mr. Searle assume a risk-free rate of return of 6.91%, a dividend yield of 3.38%, an option term of ten years, and stock price volatility having a standard deviation of .1710. The option values were not discounted to reflect the vesting period of the options or to reflect any exercise or lapse of the options prior to the end of the ten year option period. The actual value, if any, that an executive may realize will depend upon the excess of the stock price over the exercise price on the date the option is exercised, so that there is no assurance the value realized by an executive will be at or near the value estimated by the Black-Scholes model.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

     The following table contains information concerning the exercise of stock options by the named executive officers during the 1996 fiscal year and the aggregate value of unexercised stock options held by the named executive officers as of August 31, 1996. No stock appreciation rights are held by any named executive officer.

                                                                        NUMBER OF SECURITIES         VALUE OF UNEXERCISED IN-
                                                                       UNDERLYING UNEXERCISED        THE-MONEY OPTIONS/SARS AT
                                         SHARES                      OPTIONS/SARS AT FY-END (#)            FY-END ($)(1)
                                        ACQUIRED         VALUE      -----------------------------   ---------------------------
               NAME                  ON EXERCISE(#)   REALIZED($)   EXERCISABLE     UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
-----------------------------------  --------------   -----------   -----------     -------------   -----------   -------------
James S. Balloun...................              --            --        85,000        165,000        488,750        948,750
D. Raymond Riddle..................              --            --        64,167              0        770,212              0
Don W. Hubble......................           9,712       168,918        26,506         54,250        326,616        538,437
David Levy.........................              --            --        41,828         46,250        576,688        468,437
Stewart A. Searle III..............              --            --             0          5,000             --             --
J. Robert Hipps....................              --            --        49,114              0        646,639              0

---------------

(1) The amounts shown for in-the-money options represent the aggregate excess of market value of shares under option as of August 31, 1996 over the exercise price of the options.

EMPLOYMENT CONTRACTS, SEVERANCE ARRANGEMENTS, AND OTHER AGREEMENTS

     Effective February 1, 1996, the Corporation entered into an employment agreement with Mr. Balloun which sets forth his compensation arrangements for the period expiring August 31, 1998. For each fiscal year covered, the agreement provides for a base salary of at least $750,000 and a potential incentive bonus of $750,000, subject to achievement of performance objectives. The agreement also provided for the initial grant of stock options for 250,000 shares and provides for ongoing annual grants at competitive levels. Pursuant to the agreement, an amendment to the Supplemental Retirement Plan for Executives ("SERP") grants Mr. Balloun two years of credited service under the SERP for each year of actual credited service and provides that he will be vested in his SERP benefit after completing five years of employment.

     The employment agreement with Mr. Balloun provides for a lump sum severance payment of $4.5 million, less the aggregate base salary and annual incentive bonus paid during his employment, in the event his employment is terminated on or before August 31, 1998, and for a lump sum severance payment of $1.5 million in the event his employment is terminated after that date. These provisions do not apply in the event of voluntary termination, termination upon death or disability, or termination for cause (as each such term is defined in the agreement). In the event of termination in connection with a Change in Control which would entitle Mr. Balloun to benefits under his Severance Protection Agreement (described below), he would receive the greater of the benefits under the Severance Protection Agreement or the severance benefits set forth in his employment agreement.

     On May 14, 1996, the Corporation entered into a letter agreement with Mr. Hipps regarding his termination of employment with the Corporation. The Agreement provides for severance pay at the rate of $21,250 per month for the twelve-month period from June 1, 1996, through May 31, 1997, and also provided for payment of a pro rata bonus for the 1996 fiscal year. Pursuant to the agreement, stock options that would otherwise have vested in September 1996 were accelerated so that they vested on May 31, 1996, and the time for exercising vested stock options was extended to May 31, 1997. Also pursuant to the Agreement, the Corporation paid Mr. Hipps a lump sum equivalent to his pension annuity under the SERP, which was calculated as if he had four additional years of credit and had been eligible for early retirement, and a lump sum payment of $41,827 to compensate him for certain benefits he forfeited under the Senior Management Benefit Plan and the Corporation's 401(k) Plan.

     On July 22, 1996, the Corporation entered into a letter agreement with Mr. Hubble regarding his termination of employment with the Corporation. The agreement provides for severance pay, in the amount of $50,000 per month, for the greater of (a) nine months or (b) twelve months less one-half of the period remaining between the date he commences other employment or any similar arrangement for which he receives compensation and October 31, 1997. Pursuant to his agreement, all stock options previously granted to Mr. Hubble were vested and the time for exercising options was extended to October 31, 1998. Also pursuant to the agreement, Mr. Hubble was granted four additional years of credited service under the SERP.

     The Corporation entered into a consulting agreement with Mr. Riddle for a three year period commencing February 1, 1996. Under that agreement, the Corporation will pay him $25,000 per month and will, until his 65th birthday, continue to pay certain premiums on insurance policies referenced in footnote 3 of the Summary Compensation Table on page 9.

     The Corporation has Severance Protection Agreements (the "Agreements") with Messrs. Balloun, Levy, and Searle. The Board intends for the Agreements(which are similar) to provide them some measure of security against the possibility of employment loss that may result following a change in control in order that they may devote their energies to meeting the business objectives and needs of the Corporation and its stockholders.

     The Agreement for Mr. Balloun is effective until his 65th birthday. The Agreements for Messrs. Levy and Searle are effective for a term of two years, which is automatically extended for one year at the end of each year unless terminated by either party. However, the term of the Agreements will not expire during a "Threatened Change in Control Period" (as defined in the Agreements) or prior to the expiration of 24 months following a "Change in Control" (as described below). If the employment of the officer is terminated within 24 months following a Change in Control or in certain other instances in connection with a Change in Control (1) by the Corporation other than for "Cause" or "Disability" or (2) by the officer for "Good Reason" (as each term is defined in the Agreements) or during the 60-day period commencing on the first anniversary of the occurrence of a Change in Control, the officer will be entitled to receive (a) a pro rata bonus for the year of termination, (b) a lump sum cash payment equal to two times the sum of his base salary and bonus (in each case at least equal to his base salary and bonus prior to a Change in Control), subject to certain adjustments, (c) continuation of life insurance, disability, medical, dental, and hospitalization benefits for a period of up to 24 months, and (d) a lump sum cash payment reflecting certain retirement benefits he would have been entitled to receive had he remained employed by the Corporation for an additional two years and a reduced requirement for early retirement benefits. Additionally, all restrictions on any outstanding incentive awards will lapse and become fully vested, all outstanding stock options will become fully vested and immediately exercisable, and the Corporation will be required to purchase for cash, on demand, at the then per-share fair market value, any shares of unrestricted stock and shares purchased upon exercise of options.

     The Agreements provide that the Corporation shall make an additional "gross-up payment" to each officer to offset fully the effect of any excise tax imposed under Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), on any payment made to him arising out of or in connection with his employment. In addition, the Corporation will pay all legal fees and related expenses incurred by the officer arising out of his employment or termination of employment if, in general, the circumstances for which he has retained legal counsel occurred on or after a Change in Control.

     Assuming a Change in Control had occurred on October 1, 1996 and their employment had terminated on that date, the approximate cash payments that would have been made under the Agreements (not including the gross-up payments) would have been $4,817,033, $1,931,778, and $470,133 for Messrs. Balloun, Levy, and Searle, respectively. The amount of the gross-up payment, if any, to be paid may be substantial and will depend upon numerous factors, including the price per share of common stock of the Corporation and the extent, if any, that payments or benefits made to the officers constitute "excess parachute payments" within the meaning of Section 280G of the Code.

     A "Change in Control" includes (1) the acquisition (other than from the Corporation) by any "person" (as that term is used for purposes of Sections 13(d) or 14(d) of the Exchange Act) other than a trustee of an employee benefit plan maintained by the Corporation or certain related entities of beneficial ownership of 20% or more of the combined voting power of the Corporation's then outstanding voting securities, (2) a change in more than one-third of the members of the Board who were either members as of September 21, 1989 or were nominated or elected by a vote of two-thirds of those members or members so approved, or (3) approval by stockholders of the Corporation of (i) a merger or consolidation involving the Corporation if the stockholders of the Corporation immediately before such merger or consolidation do not, as a result of such merger or consolidation, own, directly or indirectly, more than seventy percent (70%) of the combined voting power of the then outstanding voting securities of the Corporation resulting from such merger or consolidation in substantially the same proportion as their ownership of the combined voting power of the voting securities of the Corporation outstanding immediately before such merger or consolidation or (ii) a complete liquidation or dissolution of the Corporation or an agreement for the sale or other disposition of all or substantially all of the assets of the Corporation.

     Letter agreements issued to Messrs. Balloun, Levy, and Searle in conjunction with the Agreements provide that in the event of a Change in Control, each such officer shall receive an annual cash bonus for that fiscal year at least equal to the annual cash bonus paid to him in the prior fiscal year if he remains in the employ of the Corporation for the full fiscal year. The letter agreement with Mr. Balloun will expire on his 65th birthday. Each other letter agreement has an initial term of 48 months and is subject to an automatic one-year extension after each year unless terminated by the Corporation, but in no event will the term expire following a Change in Control until the Corporation's obligations as set forth therein have been satisfied.

PENSION AND SUPPLEMENTAL RETIREMENT BENEFITS

     The combined benefit under the Corporation's qualified defined benefit retirement plan ("Pension Plan") and non-qualified supplemental retirement plan for executives ("SERP"), as amended, is 45% of average base salary and bonus (using the highest three consecutive years of remuneration out of the ten years preceding the individual's retirement), less 50% of the individual's primary social security benefit, and less the actuarial equivalent of the participant's account in the 401(k) plan for corporate employees, assuming an annual contribution of 4% of the individual's annual compensation over $15,000 (subject to applicable limitations on eligible compensation), any applicable matching contribution, and earnings on those amounts at 8% per annum.

     The following table shows the estimated aggregate annual benefits payable to a covered participant at normal retirement age under the Pension Plan and SERP, without the reduction under the SERP for the actuarial equivalent of 401(k) plan benefits (approximately $5,897 for Mr. Balloun, $7,789 for Mr. Levy and $40,273 for Mr. Searle):

                                                                YEARS OF SERVICE
                                              ----------------------------------------------------
                REMUNERATION                     15         20         25         30         35
--------------------------------------------  --------   --------   --------   --------   --------
$ 300,000...................................  $ 95,600   $127,500   $127,500   $127,500   $127,500
   400,000..................................   129,400    172,500    172,500    172,500    172,500
   500,000..................................   163,100    217,500    217,500    217,500    217,500
   600,000..................................   196,900    262,500    262,500    262,500    262,500
   700,000..................................   230,600    307,500    307,500    307,500    307,500
   800,000..................................   264,400    352,500    352,500    352,500    352,500
   900,000..................................   298,100    397,500    397,500    397,500    397,500
 1,000,000..................................   331,900    442,500    442,500    442,500    442,500
 1,200,000..................................   399,400    532,500    532,500    532,500    532,500
 1,400,000..................................   466,900    622,500    622,500    622,500    622,500
 1,600,000..................................   534,400    712,500    712,500    712,500    712,500
 1,800,000..................................   601,900    802,500    802,500    802,500    802,500

     The remuneration specified in the table above consists of salary and annual incentive bonus. Benefits shown above are based on payment of a single life annuity with 10 years certain. Equivalent payment options are offered.

     The salary and bonus currently covered by the Pension Plan and the SERP for each of the named executive officers substantially correspond to the amounts disclosed in the Summary Compensation Table. The years of credited service for each of the following named executive officers as of August 31, 1996 were: Mr. Balloun, 1 year (2 years under the SERP); Mr. Levy, 21 years; and Mr. Searle, 0 years.

     At the time of their respective terminations of employment, the following individuals were entitled to accrued annual retirement benefits under the Pension Plan and SERP payable at age 65 (or the actuarial equivalent under alternate payment options) as indicated: Mr. Riddle, $0; Mr. Hubble, $194,436; and Mr. Hipps, $73,644.

       ITEM NO. 2 -- APPROVAL OF THE LONG-TERM ACHIEVEMENT INCENTIVE PLAN

     In September 1996, subject to approval of the Corporation's stockholders, the Board of Directors adopted the National Service Industries, Inc. Long-Term Achievement Incentive Plan (the "Long-Term Achievement Plan" or "Plan") for the benefit of officers and other key employees of the Corporation and its subsidiaries (the "Participants"). Stockholder approval of the Long-Term Achievement Plan, including the performance measures which may be utilized thereunder, is sought in order to qualify the Plan under Section 162(m) of the Internal Revenue Code and to thereby allow the Corporation to deduct for federal income tax purposes all compensation paid under the Plan to Named Executive Officers (generally, the executive officers who would be listed for a fiscal year under the summary compensation table appearing on page 9 hereof).

     Approval of the Long-Term Achievement Plan requires the affirmative vote of a majority of the shares of the Corporation's outstanding common stock present, in person or by proxy, and entitled to vote at the Annual Meeting. In the event the Plan is not approved by the Corporation's stockholders, the Board of Directors will take such action with respect to incentive awards as it considers to be in the best interests of the Corporation, consistent with the compensation policies set forth in the Report of the Executive Resource and Nominating Committee on page 6 of this proxy statement.

     The principal provisions of the Long-Term Achievement Plan are summarized below. This summary is qualified in its entirety by reference to the full text of the Plan, which is attached hereto as Exhibit A.

REASONS FOR THE PLAN

     If approved, the Long-Term Achievement Plan would replace the National Service Industries, Inc. Long-Term Incentive Program (the "Long-Term Program"), which was approved by stockholders in January 1990. Less than 3,500 shares remain available for issuance under the Long-Term Program, and no further option grants or other awards will be made under it. The Long-Term Achievement Plan is based on the Long-Term Program, but it includes additional provisions designed to assure compliance with Section 162(m) of the Internal Revenue Code and to allow for the grant of Aspiration Achievement Incentive Awards (described below).

     The purposes of the Long-Term Achievement Plan are to provide additional incentives to the Participants, whose substantial contributions are essential to the continued growth and profitability of the Corporation's business, to strengthen the commitment of the Participants to the Corporation and its subsidiaries, to further motivate the Participants to perform their assigned responsibilities diligently and skillfully, and to attract and retain competent and dedicated individuals whose efforts will result in the long-term growth and profitability of the Corporation and, over time, appreciation in the market value of its stock.

DESCRIPTION OF THE PLAN

     The Long-Term Achievement Plan will be administered by a committee of at least three persons who are non-employee directors within the meaning of Rule 16b-3 promulgated under Section 16(b) of the Securities Exchange Act of 1934 (the "Exchange Act") (the "Committee"). The Long-Term Achievement Plan is a flexible plan that will provide the Committee broad discretion to fashion the terms of the following types of awards (described below): Stock Options (both Incentive Stock Options and Nonqualified Stock Options), Aspiration Achievement Incentive Awards, Restricted Stock, Performance Units, and Performance Shares (individually and collectively, "Awards").

     The Committee will (1) select those Participants to whom Awards will be granted and (2) determine the type, size and terms and conditions of Awards, including the exercise price per Share for each Stock Option and the restrictions or performance criteria relating to Aspiration Achievement Incentive Awards, Restricted Stock, Performance Units and Performance Shares. The Committee will administer, construe, and interpret the Long-Term Achievement Plan. Members of the Committee will be ineligible to participate in the Plan.

     1,750,000 shares of the Corporation's common stock ("Shares") may be issued or transferred pursuant to the Long-Term Achievement Plan. In the event of any "Change in Capitalization" (as defined in the Plan), the Committee may adjust the maximum number and class of Shares with respect to which Awards may be granted, the number and class of Shares which are subject to outstanding Awards (subject to limitations imposed under Section 422 of the Code in the case of Incentive Stock Options), and the purchase price therefor, if applicable.

     The Long-Term Achievement Plan will terminate on the tenth anniversary of its effective date. The Board may terminate or amend the Plan at any time (other than with respect to the protections afforded to optionees and grantees on a Change in Control), unless such amendment or termination will adversely affect outstanding Stock Options or Awards. However, to the extent necessary under
Section 16(b) of the Exchange Act and the rules and regulations promulgated thereunder, or as may otherwise be legally required, no amendment will be effective unless approved by stockholders.

AWARDS ISSUABLE UNDER THE PLAN

     Stock Options. Both Incentive Stock Options and Nonqualified Stock Options may be granted pursuant to the Long-Term Achievement Plan. The maximum number of Shares subject to Stock Options which can be granted under the Plan during a twelve month period to any Participant is 100,000 Shares. All Stock Options granted under the Plan will have an exercise price per Share equal to at least the fair market value of a Share on the date the Stock Option is granted. The maximum term for all Stock Options granted under the Plan is ten years. Unless the Committee provides otherwise in the agreement evidencing the Stock Options granted, Stock Options are nontransferable other than by will or the laws of descent and distribution and during an optionee's lifetime may be exercised only by the optionee or his guardian or legal representative. Stock Options are exercisable at such time and in such installments as the Committee may provide at the time the Stock Option is granted. The Committee may accelerate the exercisability of any Stock Option at any time, subject to any limitations required by Section 162(m) of the Internal Revenue Code. The purchase price for Shares acquired pursuant to the exercise of an Option must be paid, as determined by the Committee, in cash, by check, or by transferring Shares to the Corporation upon such terms and conditions as may be determined by the Committee. The terms and conditions of the Stock Options relating to their treatment upon termination of the optionee's employment will be determined by the Committee at the time the Stock Options are granted.

     Upon a Change in Control, all outstanding Stock Options under the Long-Term Achievement Plan on the date of a Change in Control will become immediately and fully exercisable and the optionee may, during the 60-day period following the Change in Control, surrender for cancellation any Stock Option (or portion thereof) for a cash payment in respect of each Share covered by the Stock Option, or portion thereof surrendered, equal to the excess of (1)(a) in the case of an Incentive Stock Option, the per-Share Fair Market Value (as defined in the Plan) on the date of surrender or (b) in the case of a Nonqualified Stock Option, the higher of (x) the highest per-Share price at which Shares traded during the 90-day period preceding the date of the Change in Control or (y) the price per Share paid in any transaction (or series of transactions) constituting or resulting in a Change in Control or (z) the per-Share Fair Market Value on the date preceding the date of surrender, over
(2) the purchase price of each Share. In the case of a Stock Option granted within six months prior to a Change in Control to any optionee who may be subject to liability under Section 16(b) of the Exchange Act, such optionee shall be entitled to surrender for cancellation the Stock Option during the 60-day period commencing upon the expiration of six months from the date of grant of any such Stock Option.

     The Long-Term Achievement Plan also permits the Corporation to grant loans to participants in connection with the exercise of a Stock Option under the Plan. No loan made under the Plan may exceed the sum of (1) the aggregate purchase price payable pursuant to the Stock Option with respect to which the loan is made plus (2) the amount of the reasonably estimated income taxes payable by the optionee in respect of the exercise of the Stock Option.

     Aspiration Achievement Incentive Awards. Aspiration Achievement Incentive Awards ("Aspiration Awards") granted by the Committee will be payable based on the level of achievement of the performance measure or measures specified by the Committee, selected from the performance measures listed on Appendix A of the Long-Term Achievement Plan, over the performance period specified by the Committee (the "Performance Cycle"). The performance measure may relate to the performance of the Corporation or its subsidiaries or divisions, or any combination of the foregoing, and the Performance Cycle will equal or exceed three years. Performance measures and the length of the Performance Cycle will be determined by the Committee at or near the beginning of the Performance Cycle when the Aspiration Award is granted. Performance levels may be absolute or relative and may be expressed in terms of a progression within a specified range. Except with respect to Named Executive Officers, the Committee may establish performance measures in addition to those specified in the Plan; moreover, the Committee may establish additional performance measures with respect to Named Executive Officers without stockholder approval if laws change to give the Committee that discretion. No Participant may receive an Aspiration Award in excess of $4 million with respect to a single three-year Performance Cycle.

     After the applicable Performance Cycle has ended, the Committee may adjust the achieved performance levels to exclude the effects of unusual charges or income items or other events, such as acquisitions or divestitures, which are distortive of financial results for the Performance Cycle; provided that with respect to Named Executive Officers, the Committee must, and can only, exclude items with the effect of increasing the Aspiration Award payable if such items constitute "extraordinary items" under generally accepted accounting principles. The Committee will also adjust performance calculations to exclude the unanticipated effect on financial results of changes in tax laws or regulations. The Committee is allowed to decrease the Aspiration Award otherwise payable if the performance during the Performance Cycle justifies such adjustment, regardless of the extent to which the applicable performance measure was achieved. The agreement evidencing the granting of an Aspiration Award may provide the Committee with the right to revise performance levels and Aspiration Awards payable if unforeseen events occur which have a substantial effect on financial results and which in the Committee's judgment make the application of the performance levels unfair; provided that for Named Executive Officers such changes must be made in a manner consistent with Section 162(m) of the Internal Revenue Code. Payment of an earned Aspiration Award will be made in cash, in Shares, or in some combination of cash and Shares, as determined by the Committee when the Aspiration Award is granted. The agreement evidencing the grant will also set forth the terms and conditions of the Aspiration Award applicable in the event of termination of the Participant's employment and in the event of a Change in Control.

     Restricted Stock. Not more than 15% of the maximum number of Shares that may be issued or transferred pursuant to Awards under the Long-Term Achievement Plan may be in the form of Awards of Restricted Stock (other than Awards of Performance Shares in the form of Restricted Stock). The maximum number of Shares that may be awarded under a Restricted Stock Award to a Named Executive Officer during any 12-month period is 20,000 Shares. The terms of a Restricted Stock Award, including the restrictions placed on such Shares and the time or times at which such restrictions will lapse, shall be determined by the Committee at the time the Award is made. The Committee may determine at the time an Award of

Restricted Stock is granted that dividends paid on Shares may be paid to the grantee or deferred. Deferred dividends (together with any interest accrued thereon) will be paid upon the lapsing of restrictions on Shares of Restricted Stock or forfeited upon the forfeiture of Shares of Restricted Stock. The agreements evidencing Awards of Restricted Stock shall set forth the terms and conditions of such Awards upon a grantee's termination of employment. Upon a Change in Control, all restrictions on outstanding Shares of Restricted Stock will lapse.

     Performance Units and Performance Shares. Each Performance Unit will represent one Share and payments in respect of vested Performance Units will be made in cash, Shares, or Shares of Restricted Stock or any combination of the foregoing, as determined by the Committee. Performance Shares are awarded in the form of Shares of Restricted Stock. The vesting of Performance Units and Performance Shares is based upon the level of achievement of the performance measure or performance measures specified by the Committee, selected from the performance measures listed on Appendix A of the Long-Term Achievement Plan, over the performance period specified by the Committee (the "Performance Cycle"). The performance measure may relate to the performance of the Corporation or its subsidiaries or divisions, or any combination of the foregoing. Performance measures and the length of the Performance Cycle for Performance Units and Performance Shares (which shall not be less than two years) will be determined by the Committee at the time the Award is made. The Committee may make adjustments to achieved performance levels and changes to performance measures to the same extent described under Aspiration Achievement Incentive Awards above. The agreements evidencing Awards of Performance Units and Performance Shares will set forth the terms and conditions of such Awards, including those applicable in the event of the grantee's termination of employment. The maximum number of Performance Units and Performance Shares a Named Executive Officer may earn for any Performance Cycle is an aggregate of 60,000 Units and Shares.

     At the time an Award is made, the Committee will determine the total number of Performance Shares subject to an Award and the time or times at which the Performance Shares will be issued to the grantee. In addition, the Committee will determine (a) the time or times at which the awarded but not issued Performance Shares shall be issued to the grantee and (b) the time or times at which awarded and issued Performance Shares shall become vested in or forfeited by the grantee, in either case based upon the attainment of specified performance objectives within the Performance Cycle. At the time the Award of Performance Shares is made, the committee may determine that dividends be paid or deferred on the Performance Shares issued. Deferred dividends (together with any interest accrued thereon) will be paid upon the lapsing of restrictions on Performance Shares and forfeited upon the forfeiture of Performance Shares. Upon a Change in Control, (x) a percentage of Performance Units, as determined by the Committee at the time an Award of Performance Units is made, will become vested and the grantee will be entitled to receive a cash payment equal to the per Share adjusted Fair Market Value multiplied by the number of Performance Units which become vested, and (y) with respect to Performance Shares, all restrictions shall lapse on a percentage of the Performance Shares, as determined by the Committee at the time the Award of Performance Shares is made.

FEDERAL INCOME TAX CONSEQUENCES OF CERTAIN AWARDS

     An optionee will not recognize taxable income upon grant or exercise of an Incentive Stock Option. However, upon the exercise of an Incentive Stock Option, the excess of the fair market value of the Shares received over the exercise price of the Shares subject to such Stock Option will be treated as an adjustment to alternative minimum taxable income. Any dividends paid on Shares will be taxable as ordinary income in the taxable year in which the dividend is received. The Corporation and its subsidiaries will not be entitled to any business expense deduction with respect to the grant or exercise of an Incentive Stock Option, except as discussed below.

     In order for the exercise of an Incentive Stock Option to qualify for favorable tax treatment, the optionee generally must be an employee of the Corporation, parent, or a subsidiary (within the meaning of Section 422 of the Code) from the date the Incentive Stock Option is granted through a date within three months before the date of exercise. In the case of an optionee who is disabled, the three-month period for exercise following termination of employment may be extended to one year. In the case of an optionee's death, the time for exercising Incentive Stock Options after termination of employment and the holding period for stock received pursuant to the exercise of the Incentive Stock Options are waived.

     If all of the requirements for Incentive Stock Option treatment are met and the optionee has held the Shares for at least two years after the date of grant and for at least one year after the date of exercise, upon disposition of the Shares by the optionee, the difference, if any, between the sales price of the Shares and the exercise price of the Stock Option will be treated as long-term capital gain or loss. If the optionee does not hold the Shares in accordance with the holding period rules set forth above, the optionee will recognize ordinary income at the time of the disposition of the Shares, generally in an amount equal to the excess of the fair market value of the Shares at the time the Stock Option was exercised over the exercise price of the Stock Option. The ordinary income recognized by an optionee upon the disposition of the Shares has been determined by the IRS not to constitute wages for purposes of applicable withholding tax requirements. The balance of the gain realized, if any, will be long-term or short-term capital gain, depending upon whether or not the Shares were sold more than one year after the Stock Option was exercised. If the optionee sells the Shares prior to the satisfaction of the holding period rules but at a price below the fair market value of the Shares at the time the Stock Option was exercised, the amount of ordinary income will be limited to the amount realized on the sale over the exercise price of the Stock Option. The Corporation and its subsidiaries will be allowed a business expense deduction to the extent the optionee recognizes ordinary income.

     An optionee to whom a Nonqualified Stock Option is granted will recognize no income at the time of the grant of the Stock Option. Upon exercise of a Nonqualified Stock Option, an optionee will recognize ordinary income in an amount equal to the excess of the fair market value of the Shares on the date of exercise over the exercise price of the Stock Option. If it complies with applicable withholding requirements, the Corporation and its subsidiaries will be entitled to a business expense deduction in the same amount and at the same time as the optionee recognizes ordinary income. Upon a subsequent sale or exchange of Shares acquired pursuant to the exercise of a Nonqualified Stock Option, the optionee will have taxable gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares (generally, the amount paid for the Shares plus the amount treated as ordinary income at the time the Stock Option was exercised).

     The Long-Term Achievement Plan provides (subject to certain restrictions in the case of optionees or grantees who may be subject to liability under Section 16(b) of the Exchange Act) that in satisfaction of the federal, state and local income taxes and other amounts as may be required by law to be withheld (the "Withholding Taxes") with respect to a Stock Option or Award, the optionee or grantee may make a written election, which may be accepted or rejected in the discretion of the Committee, to have withheld a portion of the Shares issuable to him or her having an aggregate Fair Market Value equal to the Withholding Taxes.

SEPTEMBER 1996 GRANT

     In September 1996 the Board appointed its Executive Resource and Nominating Committee as the Committee to administer the Long-Term Achievement Plan. The Committee designated four executive officers and 69 other employees as currently eligible to participate in the Long-Term Achievement Plan. The Committee granted Stock Options for 67,000 Shares under the Long-Term Achievement Plan to 33 of the participants (none of whom were executive officers) at a $38 per Share purchase price. (Stock Options for 216,000 Shares at the same price and with substantially the same terms were simultaneously granted to the other 40 participants, including the executive officers, as the final grant under the Long-Term Program.) The Committee also granted Aspiration Awards under the Long-Term Achievement Plan to 31 participants, including the executive officers. All Stock Options and Awards granted under the Long-Term Achievement Plan in September 1996 are subject to stockholder approval of the Long-Term Achievement Plan.

     The terms of the Stock Options that were granted in September 1996 provide that the Stock Options shall vest in four equal annual installments commencing on the first anniversary from the date of grant. Based upon the closing price of the Shares on November 1, 1996, the aggregate market value of the total number of Shares subject to such Stock Options granted under the Long-Term Achievement Plan was $2,286,375 (with an aggregate purchase price of $2,546,000 necessary to exercise such options).

     The Aspiration Awards granted under the Long-Term Achievement Plan are payable based on the cumulative Economic Profit (defined in Appendix A) generated over a three-year Performance Cycle by the Corporation, in the case of corporate officers and employees, or by a particular operating unit, in the case of Participants with responsibilities limited to that operating unit. A "target" award amount has been established for each Participant at a "commitment" level of Economic Profit, and "aspiration" and "threshold" amounts have been established for specified levels above and below the commitment levels, respectively. No amount is payable for Economic Profit below the threshold level. The amount payable increases as Economic Profit increases, with the maximum award payable for Economic Profit at or above the aspiration level equal to five times the award payable for performance at the commitment level. Earned Aspiration Awards will be payable half in cash and half in Shares.

NEW PLAN BENEFITS

     The future benefits to be received by Participants under the Long-Term Achievement Plan are not currently determinable because they are dependent upon performance results which are not now known and, except as to Aspiration Awards granted in September 1996, upon performance criteria which are not now known. At the target level of Economic Profit over the three-year Performance Cycle, Aspiration Awards granted in September 1996 would be payable in the following amounts to the person or group indicated: Mr. Balloun, $480,000; Mr. Levy, $214,000; Mr. Searle, $128,000; executive officers as a group, $1,046,000; all participants who are not executive officers, as a group, $3,126,000. For levels of Economic Profit at or above the "aspiration" level, the Aspiration Awards payable would be five times those amounts.

     THE BOARD OF DIRECTORS BELIEVES IT IS IN THE BEST INTEREST OF THE CORPORATION FOR THE STOCKHOLDERS TO APPROVE THE NATIONAL SERVICE INDUSTRIES, INC. LONG-TERM ACHIEVEMENT INCENTIVE PLAN, INCLUDING THE MATERIAL TERMS OF THE PERFORMANCE CRITERIA UNDER WHICH AWARDS MAY BE GRANTED. THE BOARD THUS RECOMMENDS THAT SHAREHOLDERS VOTE FOR ITEM NO. 2.

               ITEM NO. 3 -- APPOINTMENT OF INDEPENDENT AUDITORS

     At the annual meeting, a proposal will be presented to ratify the appointment of Arthur Andersen LLP as independent auditors to examine the books of account and other corporate records of the Corporation for the fiscal year ending August 31, 1997. Arthur Andersen LLP has performed this function for the Corporation since 1964. Representatives of Arthur Andersen LLP are expected to be present at the annual meeting, will have the opportunity to make a statement if they desire, and are expected to be available to respond to questions of stockholders. The total amount of fees charged by Arthur Andersen LLP for their services during the fiscal year ended August 31, 1996, was $919,775, substantially all of which was for services provided in connection with annual audits, retirement plan audits, and tax assistance.

                          ITEM NO. 4 -- OTHER MATTERS

     The Board of Directors knows of no other business to be transacted, but if any other matters do come before the meeting, the persons named as proxies in the accompanying proxy, or their substitutes, will vote or act with respect to them in accordance with their best judgment.

            ANNUAL MEETING IN JANUARY 1998 -- STOCKHOLDER PROPOSALS

     If a stockholder wishes to have a proposal considered for inclusion in the Corporation's proxy solicitation materials in connection with the annual meeting of stockholders to be held in January 1998, the proposal must comply with the Securities and Exchange Commission's proxy rules, be stated in writing, and be submitted on or before July 29, 1997, to the Corporation at its principal executive offices at P.O. Box 7158, Midtown Station, Atlanta, Georgia 30357-0158, Attention: Kenyon W. Murphy, Vice President, Secretary, and Associate Counsel. All such proposals should be sent by certified mail, return receipt requested.

     Excluding stockholder proposals filed in accordance with the proxy rules, a stockholder is required to comply with the Corporation's By-laws with respect to any proposal to be presented for action at an annual meeting of stockholders. The Corporation's By-laws require each proposal to be (i) written, (ii) delivered to, or mailed and received at, the principal executive office of the Corporation not less than 60 days nor more than 90 days prior to the date of the annual meeting, and (iii) accompanied by (A) a brief description of the proposal and the reasons therefor, (B) the name and address of the stockholder making the proposal and any other stockholders known by such stockholder to support such proposal, (C) the class and number of shares of the Corporation's capital stock beneficially owned by all such stockholders, and (D) any financial interest of such stockholder in the proposal. If notice or public disclosure of the date of the annual meeting occurs less than 70 days prior to the date of the annual meeting, stockholders must deliver to the Corporation, or mail and have received at the Corporation, the proposal and the required attendant information not later than the close of business on the tenth day following the earlier of (i) the day on which such notice of the date of the annual meeting was mailed or
(ii) the day on which such public disclosure was made. Nothing in the By-laws requires the Corporation to include in its proxy statement and proxy for any annual meeting of stockholders any stockholder proposal which the Corporation is permitted to exclude pursuant to the rules of the Securities and Exchange Commission at the time such proposal is received.

     If a stockholder wishes to nominate a candidate for election as director at the annual meeting of stockholders to be held in January 1998, the stockholder must comply with the Corporation's By-laws with respect to director nominations. Written notice of the stockholder's intent to make such nomination must be given to the Secretary of the Corporation, at the principal executive offices of the Corporation, not later than October 10, 1997. The written notice shall set forth
(A) the name and address of the stockholder and each person whom the stockholder proposes to nominate as a director; (B) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (C) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (D) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission as then in effect; and (E) the consent of each nominee to serve as a director of the Corporation if so elected. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

     The preceding two paragraphs are intended to summarize the applicable By-laws of the Corporation. These summaries are qualified in their entirety by reference to those By-laws.

     THE ANNUAL REPORT OF THE CORPORATION WHICH ACCOMPANIES THIS PROXY STATEMENT CONTAINS MUCH OF THE INFORMATION THAT IS IN THE CORPORATION'S ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. A COPY OF THE FORM 10-K REPORT WILL BE FURNISHED TO STOCKHOLDERS UPON REQUEST WITHOUT CHARGE. REQUESTS FOR FORM 10-K REPORTS SHOULD BE SENT TO KENYON W. MURPHY, VICE PRESIDENT, SECRETARY, AND ASSOCIATE COUNSEL, NATIONAL SERVICE INDUSTRIES, INC., P.O. BOX 7158, MIDTOWN STATION, ATLANTA, GEORGIA 30357-0158.

                                          By order of the Board of Directors,

                                          KENYON W. MURPHY
                                          Vice President, Secretary, and
                                          Associate Counsel

                                                                       EXHIBIT A

                       NATIONAL SERVICE INDUSTRIES, INC.

                      LONG-TERM ACHIEVEMENT INCENTIVE PLAN

     1. Purpose. The purposes of the National Service Industries, Inc. Long-Term Achievement Incentive Plan (the "Plan") are to provide additional incentives to those officers and key executives of National Service Industries, Inc. (the "Company") and its Subsidiaries (as hereinafter defined) whose substantial contributions are essential to the continued growth and profitability of the Company's businesses, to strengthen their commitment to the Company and its Subsidiaries, to further motivate those officers and other executives to perform their assigned responsibilities diligently and skillfully, and to attract and retain competent and dedicated individuals whose efforts will result in the long term growth and profitability of the Company and, over time, appreciation in the market value of its stock. To accomplish these purposes, the Program provides that the Company may grant Incentive Stock Options, Nonqualified Stock Options, Aspiration Achievement Incentive Awards, Restricted Stock, Performance Units and Performance Shares (as each term is hereinafter defined).

     2. Definitions.  For purposes of the Program:

          (a) "Adjusted Fair Market Value" means in the event of a Change in Control, the greater of (i) the highest price per share paid to holders of the Shares in any transaction (or series of transactions) constituting or resulting in a Change in Control or (ii) the highest Fair Market Value of a Share during the ninety (90) day period ending on the date of a Change in Control.

          (b) "Agreement" means the written agreement between the Company and an Optionee or Grantee evidencing the grant of an Option or Award and setting forth the terms and conditions thereof.

          (c) "Aspiration Achievement Incentive Award" or "Aspiration Award" means an Award granted to an Eligible Employee, as described in Section 7 of the Plan.

          (d) "Award" means a grant of an Aspiration Award, Restricted Stock, Performance Awards, or any or all of them.

          (e) "Board" means the Board of Directors of the Company.

          (f) "Change in Capitalization" means any increase or reduction in the number of Shares, or any change (including, but not limited to, a change in value) or exchange of Shares for a different number or kind of shares or other securities of the Company, by reason of a reclassification, recapitalization, merger, consolidation, reorganization, spin-off, split-up, issuance of warrants or rights or debentures, stock dividend, stock split or reverse stock split, cash dividend, property dividend, combination or exchange of shares, repurchase of shares, public offering, private placement, change in corporate structure or otherwise, which in the judgment of the Committee is material or significant.

          (g) "Change in Control" means any of the following events:

             (i) The acquisition (other than from the Company) by any "Person" (as the term is used for purposes of Sections 13(d) or 14(d) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty percent (20%) or more of the combined voting power of the Company's then outstanding voting securities; or

             (ii) The individuals who, as of September 18, 1996, are members of the Board (the "Incumbent Board"), cease for any reason to constitute at least two-thirds of the Board; provided, however, that if the election, or nomination for election by the Company's stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Agreement, be considered as a member of the Incumbent Board; or

             (iii) Approval by stockholders of the Company of (i) a merger or consolidation involving the Company if the stockholders of the Company, immediately before such merger or consolidation do not, as a result of such merger or consolidation, own, directly or indirectly, more than seventy percent (70%) of the combined voting power of the then outstanding voting securities of the corporation resulting from such merger or consolidation in substantially the same proportion as their ownership of the combined voting power of the voting securities of the Company outstanding immediately before such merger or consolidation, or
        (ii) a complete liquidation or dissolution of the

        Company or an agreement for the sale or other disposition of all or substantially all of the assets of the Company.

     Notwithstanding the foregoing, a Change in Control shall not be deemed to occur pursuant to Section 2(g)(i), solely because twenty percent (20%) or more of the combined voting power of the Company's then outstanding securities is acquired by (i) a trustee or other fiduciary holding securities, under one or more employee benefit plans maintained by the Company or any of its subsidiaries or (ii) any corporation which, immediately prior to such acquisition, is owned directly or indirectly by the stockholders of the Company in the same proportion as their ownership of stock in the Company immediately prior to such acquisition.

          (h) "Code" means the Internal Revenue Code of 1986, as amended.

          (i) "Committee" means a committee consisting of two or more Non-Employee Directors appointed by the Board to administer the Plan and to perform the functions set forth herein.

          (j) "Company" means National Service Industries, Inc., a Delaware corporation, or any successor corporation.

          (k) "Disability" means a physical or mental infirmity which impairs the Optionee's or Grantee's ability to substantially perform his duties for a period of one hundred eighty (180) consecutive days.

          (l) "Division" means any of the operating units or divisions of the Company, or its Subsidiaries, designated as a Division by the Committee.

          (m) "Eligible Employee" means any officer or other designated employee of the Company or a Subsidiary designated by the Committee as eligible to receive Options or Awards, subject to the conditions set forth herein.

          (n) "Exchange Act" means the Securities Exchange Act 1934, as amended.

          (o) "Fair Market Value" means the fair market value of the Shares as determined in good faith by the Committee; provided, however, that (A) if the Shares are admitted to trading on a national securities exchange, Fair Market Value on any date shall be the last sale price reported for the Shares on such exchange on such date or, if no sale was reported on such date, on the last date preceding such date on which a sale was reported,
     (B) if the Shares are admitted to quotation on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or other comparable quotation system and have been designated as a National Market System ("NMS") security, Fair Market Value on any date shall be the last sale price reported for the Shares on such system on such date or on the last day preceding such date on which a sale was reported, or (C) if the Shares are admitted to Quotation on NASDAQ and have not been designated a NMS Security, Fair Market Value on any date shall be the average of the highest bid and lowest asked prices of the Shares on such system on such date.

          (p) "Grantee" means a person to whom an Award has been granted under the Plan.

          (q) "Incentive Stock Option" means an Option within the meaning of
     Section 422 of the Code.

          (r) "Named Executive Officer" means an Eligible Employee who as of the date of grant, vesting and/or payout of an Award or Option is deemed by the Committee to be one of the group of "covered" employees" as defined in Code
     Section 162(m) and the regulations thereunder.

          (s) "Non-Employee Director" means a director of the Company who satisfies the requirements under Rule 16b-3(b)(3) promulgated under the Exchange Act, as amended.

          (t) "Nonqualified Stock Option" means an Option which is not an Incentive Stock Option.

          (u) "Option" means an Incentive Stock Option, a Nonqualified Stock Option, or either or both of them.

          (v) "Optionee" means a person to whom an Option has been granted under the Plan.

          (w) "Participant" means an Eligible Employee who has an outstanding Award or Option under the Plan.

          (x) "Performance Awards" means Performance Units, Performance Shares or either or both of them.

          (y) "Performance Cycle" means the time period specified by the Committee at the time an Aspiration Award or a Performance Award is granted during which the performance of the Company, a Subsidiary or a Division will be measured, which period shall be at least two fiscal years.

          (z) "Performance Shares" means Restricted Stock granted under Section 9 of the Plan.

          (aa) "Performance Unit" means Performance Units granted under Section 9 of the Plan.

          (bb) "Restricted Stock" means Shares issued or transferred to an Eligible Employee which are subject to restrictions. Restricted Stock may be subject to restrictions which lapse over time without regard to the performance of the Company, a Subsidiary or a Division, pursuant to Section 8 hereof, or may be awarded as Performance Shares pursuant to Section 9 hereof.

          (cc) "Retirement" means the voluntary termination of employment by the Grantee or Optionee at any time on or after the Grantee or Optionee attains age 65.

          (dd) "Shares" means the common stock, par value $1.00 per share, of the Company (including any new, additional or different stock or securities resulting from a Change in Capitalization).

          (ee) "Subsidiary" means any corporation in an unbroken chain of corporations, beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. The term "Subsidiary" shall also include a partnership in which the Company or a Subsidiary owns 50% or more of the profits interest or capital interest in the partnership.

          (ff) "Successor Corporation" means a corporation, or a parent or subsidiary thereof within the meaning of Section 424(a) of the Code, which issues or assumes an Option in a transaction to which Section 424(a) of the Code applies.

          (gg) "Ten-Percent Stockholder" means an Eligible Employee who, at the time an Incentive Stock Option is to be granted to him, owns (within the meaning of Section 422(b)(6) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company.

          (hh) "Termination of Cause" means the Optionee or Grantee has terminated employment and has been found by the Committee to be guilty of theft, embezzlement, fraud or misappropriation of the Company's property or any action which, if the individual were an officer of the Company, would constitute a breach of fiduciary duty.

     3. Administration.

          (a) The Plan shall be administered by the Committee which shall hold such meetings as may be necessary for the proper administration of the Plan. Each member of the Committee shall be a Non-Employee Director. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, Agreements, Options or Awards, and all members of the Committee shall be fully indemnified by the Company with respect to any such action, determination or interpretation.

          (b) Subject to the express terms and conditions set forth herein, the Committee shall have the power from time to time:

             (i) to determine those Eligible Employees to whom Options shall be granted under the Plan and the number of Incentive Stock Options and/or Nonqualified Stock Options to be granted to each Eligible Employee and to prescribe the terms and conditions (which need not be identical) of each Option, including the purchase price per Share subject to each Option, and to make any amendment or modification to any Agreement consistent with the terms of the Plan;

             (ii) to select those Eligible Employees to whom Awards shall be granted under the Plan and to determine the amount of Aspiration Award and Shares payable, the number of Performance Units, Performance Shares, and/or shares of Restricted Stock, to be granted pursuant to each Award, the terms and conditions of each Award, including the restrictions or performance criteria relating to such Award, the maximum value of each Award, and to make any amendment or modification to any Agreement consistent with the terms of the Plan;

        provided, however, that the Board can exercise any of the powers set forth in this Section 3(b), subject to any limitations imposed by Code
        Section 162(m) or Rule 16b-3 under the Exchange Act.

          (c) Subject to the express terms and conditions set forth herein, the Committee shall have the power from time to time:

             (i) to construe and interpret the Plan and the Options and Awards granted thereunder and to establish, amend and revoke rules and regulations for the administration of the Plan, including, but not limited to, correcting any defect or supplying any omission, or reconciling any inconsistency in the Plan or in any Agreement, in the manner and to the extent it shall deem necessary or advisable to make the Plan fully effective, and all decisions and determinations by the Committee in the exercise of this power shall be final, binding and conclusive upon the Company, a Subsidiary, and the Optionees and Grantees, as the case may be;

             (ii) to determine the duration and purposes for leaves of absence which may be granted to an Optionee or Grantee on an individual basis without constituting a termination of employment or service for purposes of the Plan;

             (iii) to exercise its discretion with respect to the powers and rights granted to it as set forth in the Plan;

             (iv) generally, to exercise such powers and to perform such acts as are deemed necessary or advisable to promote the best interests of the Company with respect to the Plan.

     4. Shares Subject to Program.

          (a) The maximum number of Shares that may be issued or transferred pursuant to Options and Awards under the Plan is 1,750,000 Shares (or the number and kind of shares of stock or other securities to which such Shares are adjusted upon a Change in Capitalization pursuant to Section 11) and the Company shall reserve for the purposes of the Plan, out of its authorized but unissued Shares or out of Shares held in the Company's treasury, or partly out of each, such numbers of shares as shall be determined by the Board.

          (b) Not more than fifteen percent (15%) of the Shares referred to in
     Section 4(a) may be issued or transferred in connection with Awards of Restricted Stock made pursuant to Section 8 (other than Awards of Performance Shares pursuant to Section 9).

          (c) Whenever any outstanding Option or Award or portion thereof expires, is canceled or is otherwise terminated for any reason (other than by exercise of the Option), the Shares allocable to the canceled or otherwise terminated portion of such Option or Award may again be the subject of Options and Awards hereunder.

          (d) Whenever any Shares subject to an Award or Option are forfeited for any reason pursuant to the terms of the Plan, such shares may again be the subject of Options and Awards hereunder.

          (e) With respect to Shares used to exercise an Option or for tax withholding, the Committee shall, in its discretion and in accordance with applicable law, determine whether to include such shares in determining the maximum number of Shares that may be issued under the Plan.

     5. Eligibility. Subject to the provisions of the Plan, the Committee shall have full and final authority to select those Eligible Employees who will receive Options and/or Awards; provided, however, that no Eligible Employee shall receive any Incentive Stock Options unless he is an employee of the Company or a Subsidiary (other than a Subsidiary that is a partnership) at the time the Incentive Stock Option is granted.

     6. Options. The Committee may grant Options in accordance with the Plan and the terms and conditions of the Option shall be set forth in an Agreement. The Committee shall have sole discretion in determining the number of Shares underlying each Option to grant a Participant; provided, however, that in the case of any Incentive Stock Option granted under the Plan, the aggregate Fair Market Value (determined at the time such Option is granted) of the Shares to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under the Plan and all other incentive stock option plans of the Company and any Subsidiary) shall not exceed $100,000. The maximum number of Shares subject to Options which can be granted under the Plan during a 12-month period to any Participant, including a Named Executive Officer, is 100,000 Shares. Each Option and Agreement shall be subject to the following conditions:

          (a) Purchase Price. The purchase price or the manner in which the purchase price is to be determined for Shares under each Option shall be set forth in the Agreement, provided, that the purchase price per Share under each Option shall not be less than 100% of the Fair Market Value of a Share on the date the Option is granted (110% in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder.

          (b) Duration. Options granted hereunder shall be for such term as the Committee shall determine, provided that no Option shall be exercisable after the expiration of ten (10) years from the date it is granted (five
     (5) years in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder). The Committee may, subsequent to the granting of any Option, extend the term thereof, but in no event shall the term as so extended exceed the maximum term provided for in the preceding sentence.

          (c) Non-transferability. Unless the Committee otherwise provides in the Agreement, no Option granted hereunder shall be transferable by the Optionee, otherwise than by will or the laws of descent and distribution, and an Option may be exercised during the lifetime of such Optionee only by the Optionee or his guardian or legal representative. The terms of such Option shall be final, binding and conclusive upon the beneficiaries, executors, administrators, heirs and successors of the Optionee.

          (d) Vesting. Subject to Section 6(h) hereof, each Option shall be exercisable in such installments (which need not be equal or the same for each Optionee) and at such times as may be designated by the Committee and set forth in the Agreement. To the extent not exercised, installments shall accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date the Option expires. The Committee may accelerate the exercisability of any Option or portion thereof at any time, subject to any limitations required by Code Section 162(m).

          (e) Method of Exercise. The exercise of an Option shall be made only by a written notice delivered in person or by mail to the Secretary of the Company at the Company's principal executive office, specifying the number of Shares to be purchased and accompanied by payment therefor and otherwise in accordance with the Agreement pursuant to which the Option was granted. The purchase price for any Shares purchased pursuant to the exercise of an Option shall be paid in full upon such exercise, as determined by the Committee in its discretion, in cash, by check, or by transferring Shares to the Company upon such terms and conditions as determined by the Committee. The written notice pursuant to this Section 6(e) may also provide instructions from the Optionee to the Company that upon receipt of the purchase price in cash from the Optionee's broker or dealer, designated as such on the written notice, in payment for any Shares purchased pursuant to the exercise of an Option, the Company shall issue such Shares directly to the designated broker or dealer. Any Shares transferred to the Company as payment of the purchase price under an Option shall be valued at their Fair Market Value on the day preceding the date of exercise of such Option. If requested by the Committee, the Optionee shall deliver the Agreement evidencing the Option to the Secretary of the Company who shall endorse thereon a notation of such exercise and return such Agreement to the Optionee. No fractional Shares shall be issued upon exercise of an Option and the number of Shares that may be purchased upon exercise shall be rounded to the nearest number of whole Shares.

          (f) Rights of Optionees. No Optionee shall be deemed for any purpose to be the owner of any Shares subject to any Option unless and until (i) the Option shall have been exercised pursuant to the terms thereof, (ii) the Company shall have issued and delivered the Shares to the Optionee and
     (iii) the Optionee's name shall have been entered as a stockholder of record on the books of the Company. Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such Shares.

          (g) Termination of Employment. The Agreement shall set forth the terms and conditions of the Option upon the termination of the Optionee's employment with the Company, a Subsidiary or a Division (including a Grantee's ceasing to be employed by a Subsidiary or Division as a result of the sale of such Subsidiary or Division or an interest in such Subsidiary or Division), as the Committee may, in its discretion, determine at the time the Option is granted or thereafter, provided, however no Option shall be exercisable beyond its maximum term as described in Section 6(b) hereof.

          (h) Effect of Change in Control. Notwithstanding anything contained in the Plan or an Agreement to the contrary, in the event of a Change in Control, (i) all Options outstanding on the date of such Change in Control shall become immediately and fully exercisable and (ii) an Optionee will be permitted to surrender for cancellation within sixty (60) days after such Change in Control, any Option or portion of an Option to the extent not yet exercised and the Optionee will be entitled to receive a cash payment in the amount equal to the excess, if any, of (x) (A) in the case of a Nonqualified Stock Option, the greater of (1) the Fair Market Value, on the date preceding the date of surrender, of the Shares subject to the Option or portion thereof surrendered or (2) the Adjusted Fair Market Value of the Shares subject to the option or portion thereof surrendered or (B) in the case of an Incentive Stock Option, the Fair Market Value, at the time of surrender, of the Shares subject to the Option or portion thereof surrendered, over (y) the aggregate purchase price for such Shares under the Option; provided, however, in the case of any Optionee who may be subject to liability under
     Section 16(b) of the Exchange Act, such Optionee shall be entitled to surrender for cancellation his or her Option during the sixty (60) day period commencing upon the expiration of six (6) months from the date of grant of any such Option.

          (i) Modification or Substitution. Subject to the terms of the Plan, the Committee may, in its discretion, modify outstanding Options or accept the surrender of outstanding Options (to the extent not exercised) and grant new Options in substitution for them. Notwithstanding the foregoing, no modification of an Option shall adversely alter or impair any rights or obligations under the Agreement without the Optionee's consent.

     7. Aspiration Achievement Incentive Awards.

          (a) Grant of Aspiration Awards. Subject to the terms of the Plan, the Committee may grant Aspiration Awards to Eligible Employees. The Committee shall have the discretion to determine the amount of each Aspiration Award and the other terms and conditions relating to the grant of such awards.

          (b) Terms of Aspiration Awards. The following rules shall apply to the Aspiration Awards:

             (i) Prior to or at the beginning of the Performance Cycle (or within such time period as is permitted by Code Section 162(m) and the regulations thereunder), the Committee shall determine, based upon the Participant's salary and level of responsibility, the Aspiration Award applicable to the Participant. The Award will contain performance levels related to the Performance Measure(s) that will determine the actual award the Participant will receive at the end of the Performance Cycle. The Committee will select one or more of the Performance Measures listed on Appendix A (which objectives may be different for different Participants or Performance Cycles) for purposes of the Aspiration Awards under the Plan. Performance Measures may be in respect of the performance of the Company and its Subsidiaries on a consolidated basis, or a Subsidiary or a Division, or some combination of the foregoing. Performance levels with respect to a Performance Measure may be absolute or relative and may be expressed in terms of a progression within a specified range. Except with respect to Named Executive Officers, the Committee may establish additional Performance Measures for purposes of Aspiration Awards under the Plan. Further, in the event that applicable tax and/or securities laws (including, but not limited to, Code Section 162(m) and Section 16 of the Exchange Act) change to permit Committee discretion to alter the governing Performance Measures for Named Executive Officers without obtaining stockholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining stockholder approval.

             (ii) No Participant may receive an Aspiration Award in excess of $4 million with respect to a single three-year Performance Cycle.

             (iii) Performance Cycles shall equal or exceed three (3) years in length.

          (c) Earning of Aspiration Awards. After the applicable Performance Cycle has ended, the Committee shall certify the extent to which the performance levels for the Performance Measure(s) have been achieved. The Committee may, in determining whether the performance levels have been met, adjust the financial results for a Performance Cycle to exclude the effect of unusual charges or income items, or other events (such as acquisitions or divestitures), which are distortive of financial results for the Performance Cycle; provided, that, with respect to Named Executive Officers, in determining financial results, items whose exclusion from consideration will increase the Award shall only have their effects excluded if they constitute "extraordinary items" under generally accepted accounting principles and all such items shall be excluded. The Committee shall also adjust the performance calculations to exclude the unanticipated effect on financial results of changes in the Code, or other tax laws, and the regulations thereunder. The Committee may decrease the amount of an Award otherwise payable if, in the Committee's view, the financial performance during the Performance Cycle justifies such adjustment, regardless of the extent to which the Performance Measure was achieved.

     The Agreement may provide the Committee with the right to revise the performance levels for the Performance Measure and the Award amounts, if unforeseen events (including, without limitation, a Change in Capitalization, an equity restructuring, an acquisition or a divestiture) occur which have a substantial effect on the financial results and which in the judgment of the Committee make the application of the performance levels unfair unless a revision is made. For Named Executive Officers, such changes shall be made in a manner consistent with Code Section 162(m).

          (d) Form and Timing of Payment of Aspiration Awards. The Agreement shall set forth the manner in which payment of earned Aspiration Awards will be made. Payment will be made in cash or in Shares, or in a combination of cash and Shares, as determined by the Committee in the Agreement. Payment will be made as soon as practical after the end of the Performance Cycle to which the Award relates. For purposes of the portion of the Award paid in Shares, the Shares shall be valued on their Fair Market Value as of the last day of Performance Cycle (unless the Agreement provides otherwise).

          (e) Termination of Employment. The Agreement shall set forth the terms and conditions of the Aspiration Award upon the termination of the Participant's employment with the Company, Subsidiary or a Division (including a Participant's ceasing to be employed by a Subsidiary or Division as a result of the sale of such Subsidiary or Division or an interest in such Subsidiary or Division), as the Committee may, in its discretion, determine at the time the Aspiration Award is granted or thereafter.

          (f) Nontransferability. Unless the Agreement provides otherwise, Aspiration Awards may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than, if amounts are payable after the Participant's death, by will or by the laws of descent and distribution.

          (g) Effect of Change in Control. In the event of a Change in Control, the Participant shall earn and become entitled to payment of such portion of the Aspiration Award as set forth in the Agreement. The time of payment of the Aspiration Award and the form of such payment shall also be as set forth in the Agreement.

     8. Restricted Stock. The Committee may grant Awards of Restricted Stock, and may issue Shares of Restricted Stock in payment in respect of Aspiration Awards or vested Performance Units (as hereinafter provided in Section 9(b)), which shall be evidenced by an Agreement between the Company and the Grantee. Each Agreement shall contain such restrictions, terms and conditions as the Committee may, in its discretion, determine and (without limiting the generality of the foregoing) such Agreements may require that an appropriate legend be placed on Share certificates. The maximum number of Shares that may be awarded under a Restricted Stock Award to a Named Executive Officer during any 12-month period is 20,000 Shares. Awards of Restricted Stock shall be subject to the following terms and provisions:

          (a) Rights of Grantee. Shares of Restricted Stock granted pursuant to an Award hereunder shall be issued in the name of the Grantee as soon as reasonably practicable after the Award is granted, provided that the Grantee has executed an Agreement evidencing the Award, the appropriate blank stock powers and, in the discretion of the Committee, an escrow agreement and any other documents which the Committee may require as a condition to the issuance of such Shares. If a Grantee shall fail to execute the documents which the Committee may require within the time period prescribed by the Committee at the time the Award is granted, the Award shall be null and void. At the discretion of the Committee, Shares issued in connection with a Restricted Stock Award shall be deposited together with the stock powers with an escrow agent designated by the Committee. Unless the Committee determines otherwise and as set forth in the Agreement, upon delivery of the Shares to the escrow agent, the Grantee shall have all of the rights of a stockholder with respect to such Shares, including the right to vote the Shares and to receive all dividends or other distributions paid or made with respect to the Shares.

          (b) Non-transferability. Unless the Agreement provides otherwise, until any restrictions upon the Shares of Restricted Stock awarded to a Grantee shall have lapsed in the manner set forth in Section 8(c), such Shares shall not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated, nor shall they be delivered to the Grantee.

          (c) Lapse of Restrictions.

             (i) Generally. Restrictions upon Shares of Restricted Stock awarded hereunder shall lapse at such time or times and on such terms and conditions as the Committee may provide in the Agreement.

             (ii) Effect of Change in Control. Notwithstanding anything contained in the Plan to the contrary, in the event of a Change in Control, all restrictions upon any Shares of Restricted Stock (other than Performance Shares) shall lapse immediately and all such Shares shall become fully vested in the Grantee.

          (d) Termination of Employment. The Agreement shall set forth the terms and conditions that shall apply upon the termination of the Grantee's employment with the Company, a Subsidiary or a Division (including a forfeiture of Shares for which the restrictions have not lapsed upon Grantee's ceasing to be employed) as the Committee may, in its discretion, determine at the time the Award is granted or thereafter.

          (e) Modification or Substitution. Subject to the terms of the Plan, the Committee may modify outstanding Awards of Restricted Stock or accept the surrender of outstanding Awards of Restricted Stock (to the extent not exercised) and grant new Awards in substitution for them. Notwithstanding the foregoing, no modification of an Award shall adversely alter or impair any rights or obligations under the Agreement without the Grantee's consent.

          (f) Treatment of Dividends. At the time the Award of Shares of Restricted Stock is granted, the Committee may, in its discretion, determine that the payment to the Grantee of dividends, or a specified portion thereof, declared or paid on such Shares by the Company shall be
     (i) deferred until the lapsing of the restrictions imposed upon such Shares and (ii) held by the Company for the account of the Grantee until such time. In the event of such deferral, there shall be credited at the end of each year (or portion thereof) interest on the amount of the account at the beginning of the year at a rate per annum as the Committee, in its discretion, may determine. Payment of deferred dividends, together with interest accrued thereon, shall be made upon the lapsing of restrictions imposed on such Shares, and any dividends deferred (together with any interest accrued thereon) in respect of any Shares of Restricted Stock shall be forfeited upon the forfeiture of such Shares pursuant to Section 8(d) or otherwise.

          (g) Delivery of Shares. Upon the lapse of the restrictions on Shares of Restricted Stock, the Committee shall cause a stock certificate to be delivered to the Grantee with respect to such Shares, free of all restrictions hereunder (except any restrictions under Section 17).

     9. Performance Awards.

          (a) Performance Objectives. The Committee will select one or more of the Performance Measures listed on Appendix A attached hereto for purposes of Performance Awards under the Plan. Performance Measures may be in respect of the performance of the Company and its Subsidiaries (which may be on a consolidated basis), a Subsidiary or a Division, or any combination of the foregoing. Performance objectives may be absolute or relative and may be expressed in terms of a progression within a specified range, with the Grantee becoming vested in (i) a minimum percentage of such Performance Awards in the event the Minimum Acceptable Objective is met or, if surpassed, a greater percentage (ii) an intermediate percentage of such Performance Awards in the event the Good Objective is met or, if surpassed, a greater percentage and (iii) one hundred percent (100%) of such Performance Awards in the event the Maximum Realistic Objective is met or surpassed. The Committee may, in determining whether the performance levels have been met, adjust the financial results for a Performance Cycle to exclude the effect of unusual charges or income items, or other events (such as acquisition or divestitures), which are distortive of financial results for the Performance Cycle; provided, that, with respect to Named Executive Officers, in determining financial results, items whose exclusion from consideration will increase the Award shall only have their effects excluded if they constitute "extraordinary items" under generally accepted accounting principles and all such items shall be excluded. The Committee shall also adjust the performance calculations to exclude the unanticipated effect on financial results of changes in the Code, or other tax laws, and the regulations thereunder. The Committee may decrease the amount of an Award otherwise payable if, in the Committee's view, the financial performance during the Performance Cycle justifies such adjustment, regardless of the extent to which the Performance Measure was achieved.

     The Agreement may provide the Committee with the right to revise the performance levels for the Performance Measure and the Award amounts, if unforeseen events (including, without limitation, a Change in Capitalization, an equity restructuring, an acquisition or a divestiture) occur which have a substantial effect on the financial results and which in the judgment of the Committee make the application of the performance levels unfair unless a revision is made. For Named Executive Officers, such changes shall be made in a manner consistent with Code Section 162(m).

     Except with respect to Named Executive Officers, the Committee may establish additional Performance Measures for purposes of Performance Awards under the Plan. Further, in the event that applicable tax and/or securities laws (including, but not limited to, Code Section 162(m) and Section 16 of the Exchange Act) change to permit Committee discretion to alter the governing Performance Measures for Named Executive Officers without obtaining stockholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining stockholder approval.

     The maximum number of Performance Units and Performance Shares a Named Executive Officer may earn for any Performance Cycle shall not exceed an aggregate of 60,000 Units and Shares.

          (b) Performance Units. The Committee may grant Performance Units, the terms and conditions of which shall be set forth in an Agreement between the Company and the Grantee. Each Performance Unit shall, contingent upon the attainment of specified performance objectives within the Performance Cycle, represent one (1) Share. Each Agreement shall specify the number of the Performance Units to which it relates, the performance objectives which must be satisfied in order for the Performance Units to vest, the Performance Cycle within which such objectives must be satisfied, and the form of payment in respect of vested Performance Units.

             (i) Vesting and Forfeiture. A Grantee shall become vested with respect to the Performance Units to the extent that the performance objectives set forth in the Agreement are satisfied for the Performance Cycle. Subject to Section 9(d) hereof, if the Minimum Acceptable Objective specified in the Agreement is not satisfied for the applicable Performance Cycle, the Grantee's rights with respect to the Performance Shares shall be forfeited.

             (ii) Payment of Awards. Payment of Performance Units to Grantees in respect of vested Performance Units shall be made within sixty (60) days after the last day of the Performance Cycle to which such Award relates. Subject to Section 9(d), such payments may be made entirely in Shares, entirely in cash, or in such combination of Shares and cash as the Committee in its discretion, shall determine at any time prior to such payment, provided, however, that if the Committee in its discretion determines to make such payment entirely or partially in Shares of Restricted Stock, the Committee must determine the extent to which such payment will be in Shares of Restricted Stock at the time the Award is granted. Except as provided in Section 9(d), if payment is made in the form of cash, the amount payable in respect of any Share shall be equal to the Fair Market Value of such Share on the last day of the Performance Cycle.

             (iii) Termination of Employment. The Agreement shall set forth the terms and conditions of the Award of Performance Units upon the termination of the Grantee's employment with the Company, a Subsidiary, or a Division (including a Grantee's ceasing to be employed by a Subsidiary or Division as a result of the sale of such Subsidiary or Division or an interest in such Subsidiary or Division) as the Committee may, in its discretion, determine at the time the Award is granted or thereafter.

          (c) Performance Shares. The Committee, in its discretion, may grant Awards of Performance Shares and shall be evidenced by an Agreement between the Company and the Grantee. Each Agreement shall contain such restrictions, if any, and the terms and conditions as the Committee may, in its discretion, require, and (without limiting the generality of the foregoing) such Agreements may require that an appropriate legend be placed on Share certificates. Awards of Performance Shares shall be subject to the following terms and provisions:

             (i) Rights of Grantee. The Committee shall provide at the time an Award of Performance Shares is made, the time or times at which the Performance Shares granted pursuant to such Award hereunder shall be issued in the name of the Grantee; provided, however, that no Performance Shares shall be issued until the Grantee has executed an Agreement evidencing the Award, the appropriate blank stock powers and, in the discretion of the Committee, an escrow agreement and any other documents which the Committee may require as a condition to the issuance of such

        Performance Shares. If a Grantee shall fail to execute the documents which the Committee may require within the time period prescribed by the Committee at the time the Award is granted, the award shall be null and void. At the discretion of the Committee, Shares issued in connection with an Award of Performance Shares shall be deposited together with the stock powers with an escrow agent designated by the Committee. Except as restricted by the terms of the Agreement, upon delivery of the Shares to the escrow agent, the Grantee shall have, in the discretion of the Committee, all of the rights of a stockholder with respect to such Shares, including the right to vote the shares and to receive all dividends or other distributions paid or made with respect to the shares.

             (ii) Non-transferability. Unless the Agreement provides otherwise, until any restrictions upon the Performance Shares awarded to a Grantee shall have lapsed in the manner set forth in Sections 9(c)(3) or 9(d), such Performance Shares shall not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated, nor shall they be delivered to the Grantee. The Committee may also impose such other restrictions and conditions on the Performance Shares, if any, as it deems appropriate.

             (iii) Lapse of Restrictions. Subject to Section 9(d), restrictions upon Performance Shares awarded hereunder shall lapse and such Performance Shares shall become vested at such time or times and on such terms, conditions and satisfaction of performance objectives as the Committee may, in its discretion, determine at the time an Award is granted.

             (iv) Termination of Employment. The Agreement shall set forth the terms and conditions of the Award of Performance Shares upon the termination of the Grantee's employment with the Company, a Subsidiary or a Division (including a Grantee's ceasing to be employed by a Subsidiary or Division as a result of the sale of such Subsidiary or Division or an interest in such Subsidiary or Division) as the Committee may, in its discretion, determine at the time the Award is granted or thereafter.

             (v) Treatment of Dividends. At the time the Award of Performance Shares is granted, the Committee may, in its discretion, determine that the payment to the Grantee of dividends, or a specified portion thereof, declared or paid on Performance Shares issued by the Company to the Grantee shall be (i) deferred until the lapsing of the restrictions imposed upon such Performance Shares and (ii) held by the Company for the account of the Grantee until such time. In the event of such deferral, there shall be credited at the end of each year (or portion thereof) interest on the amount of the account at the beginning of the year at a rate per annum as the Committee, in its discretion, may determine. Payments of deferred dividends, together with interest accrued thereon as aforesaid, shall be made upon the lapsing of restrictions imposed on such Performance Shares, except that any dividends deferred (together with any interest accrued thereon) in respect of any Performance Shares shall be forfeited upon the forfeiture of such Performance Shares pursuant to Section 9(c)(iv) or otherwise.

             (vi) Delivery of Shares. Upon the lapse of the restrictions on Performance Shares awarded hereunder, the Committee shall cause a stock certificate to be delivered to the Grantee with respect to such Shares, free of all restrictions hereunder.

          (d) Effect of Change in Control. Notwithstanding anything contained in the Plan to the contrary, in the event of a Change in Control:

             (i) With respect to the Performance Units, the Grantee shall (i) become vested in a percentage of Performance Unit as determined by the Committee at the time of the Award of such Performance Units and as set forth in the Agreement and (ii) be entitled to receive in respect of all Performance Units which become vested as a result of a Change in Control, a cash payment within ten (10) days after such Change in Control equal to the product of the Adjusted Fair Market Value of a Share multiplied by the number of Performance Units which become vested in accordance with this Section 9(d); and

             (ii) With respect to the Performance Shares, all restrictions shall lapse immediately on all or a portion of the Performance Shares as determined by the Committee at the time of the Award of such Performance Shares and as set forth in the Agreement.

          (e) Non-transferability. Unless the Agreement provides otherwise, no Performance Awards shall be transferable by the Grantee otherwise than by will or the laws of descent and distribution.

          (f) Modification or Substitution. Subject to the terms of the Plan, the Committee may modify outstanding Performance Awards or accept the surrender of outstanding Performance Awards and grant new Performance Awards in substitution for them. Notwithstanding the foregoing, no modification of a Performance Award shall adversely alter or impair any rights or obligations under the Agreement without the Grantee's consent.

          (g) Definitions. For purposes of Performance Awards, the following definitions shall apply:

             (i) "Good Objective" means a challenging and above average level of performance of the Company, a Subsidiary or a Division during a Performance Cycle for which a performance Award is granted, as determined by the Committee at the time such Performance Award is granted.

             (ii) "Maximum Realistic Objective" means an excellent level of performance of the Company, a Subsidiary or a Division during a Performance Cycle for which a Performance Award is granted, as determined by the Committee at the time such Performance Award is granted.

             (iii) "Minimum Acceptable Objective" means a minimum level of performance of the Company, a Subsidiary or a Division during a Performance Cycle for which a Performance Award is granted, as determined by the Committee at the time such Performance Award is granted.

     10. Loans.

          (a) The Company or any Subsidiary may make loans to a Grantee or Optionee in connection with the exercise of an Option, subject to the following terms and conditions and such other terms and conditions not inconsistent with the Program including the rate of interest, if any, as the Committee shall impose from time to time.

          (b) No loan made under the Program shall exceed the sum of (i) the aggregate purchase price payable pursuant to the Option with respect to which the loan is made, plus (ii) the amount of the reasonably estimated income taxes payable by the Optionee or Grantee with respect to the Option or Award. In no event may any such loan exceed the Fair Market Value, at the date of exercise, of any such Shares.

          (c) No loan shall have an initial term exceeding ten (10) years; provided, however, that loans under the Program shall be renewable at the discretion of the Committee.

          (d) Loans under the Program may be satisfied by an Optionee or Grantee, as determined by the Committee, in cash or, with the consent of the Committee, in whole or in part by the transfer to the Company of Shares whose Fair Market Value on the date preceding the date of such payment is equal to the cash amount for which such Shares are transferred.

          (e) A loan shall be secured by a pledge of Shares with a Fair Market Value of not less than the principal amount of the loan. After partial repayment of a loan, pledged Shares no longer required as security may be released into escrow or pursuant to the terms of the Option, Award or escrow agreement to the Optionee or Grantee.

     11. Adjustment Upon Changes in Capitalization.

          (a) In the event of a Change in Capitalization, the Committee shall conclusively determine the appropriate adjustments, if any, to the maximum number and class of Shares or other stock or securities with respect to which Options or Awards may be granted under the Program, the number and class of Shares or other stock or securities which are subject to outstanding Options or Awards granted under the Program, and the purchase price therefor, if applicable.

          (b) Any such adjustment in the Shares or other stock or securities subject to outstanding Incentive Stock Options (including any adjustments in the purchase price) shall be made in such manner as not to constitute a modification as defined by Section 424(h)(3) of the Code and only to the extent otherwise permitted by Sections 422 and 424 of the Code.

          (c) If, by reason of a Change in Capitalization, a Grantee of an Award shall be entitled to, or an Optionee shall be entitled to exercise an Option with respect to, new, additional or different shares of stock, securities, Aspiration Awards, Performance Units or Performance Shares (other than rights or warrants to purchase securities), such new, additional or different shares shall thereupon be subject to all of the conditions, restrictions and performance criteria which were applicable to the Aspiration Awards,

     Performance Units or Performance Shares pursuant to the Award or Shares subject to the Option, as the case may be, prior to such Change in Capitalization.

     12. Effect of Certain Transactions. Subject to Sections 6(h), 7(g), 8(c)(ii) and 9(d), in the event of (i) the liquidation or dissolution of the Company or (ii) a merger or consolidation of the Company (a "Transaction"), the Plan and the Options and Awards issued hereunder shall continue in effect in accordance with their respective terms and each Optionee and Grantee shall be entitled to receive in respect of each Share subject to any outstanding Options or Awards, as the case may be, upon exercise of any Option or Award or payment or transfer in respect of any Award, the same number and kind of stock, securities, cash, property, or other consideration that each holder of a Share was entitled to receive in the Transaction in respect of a Share.

     13. Release of Financial Information. A copy of the Company's annual report to stockholders shall be delivered to each Optionee and Grantee at the time such report is distributed to the Company's stockholders. Upon reasonable request the Company shall furnish as soon as reasonably practicable, to each Optionee and Grantee a copy of its most recent annual report and each quarterly report and current report filed under the Exchange Act since the end of the Company's prior fiscal year.

     14. Termination and Amendment of the Plan.

          (a) The Plan shall terminate on the day preceding the tenth anniversary of its effective date and no Option or Award may be granted thereafter. The Board may sooner terminate or amend the Plan (other than to reduce the rights of Optionees and Grantees, as the case may be, under Sections 6(h), 7(g), 8(c)(ii) and 9(d), at any time and from time to time; provided, however, that to the extent necessary under Section 16(b) of the Exchange Act and the rules and regulations promulgated thereunder or as may otherwise be legally required, no amendment shall be effective unless approved by the stockholders of the Company in accordance with applicable law and regulations at an annual or special meeting.

          (b) Except as provided in Sections 11 and 12 hereof, rights and obligations under any Option or Award granted before any amendment of the Plan shall not be adversely altered or impaired by such amendment, except with the consent of the Optionee or Grantee, as the case may be.

     15. Non-Exclusivity of the Plan. The adoption of the Plan by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangement or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

     16. Limitation of Liability. As illustrative of the limitations of liability of the Company, but not intended to be exhaustive thereof, nothing in the Plan shall be construed to:

          (a) give any person any right to be granted an Option or Award other than at the sole discretion of the Committee;

          (b) give any person any rights whatsoever with respect to Shares except as specifically provided in the Program;

          (c) limit in any way the right of the Company to terminate the employment of any person at any time (with or without Cause); or

          (d) be evidence of any agreement or understanding, expressed or implied, that the Company will employ any person in any particular position at any particular rate of compensation or for any particular period of time.

     17. Regulation and Other Approvals; Governing Law.

          (a) This Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Delaware without giving effect to the conflicts of laws principles thereof, except to the extent that such law is preempted by federal law.

          (b) The obligation of the Company to sell or deliver Shares with respect to Options and Awards granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

          (c) The Plan is intended to comply with Rule 16b-3 promulgated under the Exchange Act and the Committee shall interpret and administer the provisions of the Plan or any Agreement in a manner consistent therewith. Any provisions inconsistent with such Rule shall be inoperative and shall not affect the validity of the Plan.

          (d) The Board may make such changes as may be necessary or appropriate to comply with the rules and regulations of any government authority, or to obtain for Eligible Employees granted Incentive Stock Options the tax benefits under the applicable provisions of the code and regulations promulgated thereunder.

          (e) Each Option and Award is subject to the requirement that, if at any time the Committee determines, in its discretion, that the listing, registration or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Option or the issuance of Shares, no Options shall be granted or payment made or Shares issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions as acceptable to the Committee.

          (f) Notwithstanding anything contained in the Plan to the contrary, in the event that the disposition of Shares acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act of 1933, as amended, and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required by the Securities Act of 1933, as amended, and Rule 144 or other regulations thereunder. The Committee may require any individual receiving Shares pursuant to the Plan, as a condition precedent to receipt of such Shares (including upon exercise of an Option), to represent and warrant to the Company in writing that the Shares acquired by such individual are acquired without a view to any distribution thereof and will not be sold or transferred other than pursuant to an effective registration thereof under said Act or pursuant to an exemption applicable under the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder. The certificates evidencing any of such Shares shall be appropriately legended to reflect their status as restricted securities as aforesaid.

          (g) In the event that changes are made to Code Section 162(m) to permit greater flexibility with respect to any Award or Option under the Plan, the Committee may, subject to this Section 17, make any adjustments it deems appropriate in such Award or Option.

     18. Miscellaneous.

          (a) Multiple Agreements. The terms of each Option or Award may differ from other Options or Awards granted under the Plan at the same time, or at some other time. The Committee may also grant more than one Option or Award to a given Eligible Employee during the term of the Plan, either in addition to, or in substitution for, one or more Options or Awards previously granted to that Eligible Employee. The grant of multiple Options and/or Awards may be evidenced by a single Agreement or multiple Agreements, as determined by the Committee.

          (b) Withholding of Taxes. (1) The Company shall have the right to deduct from any distribution of cash to any Optionee or Grantee, an amount equal to the federal, state and local income taxes and other amounts as may be required by law to be withheld (the "Withholding Taxes") with respect to any Option or Award. If an Optionee or Grantee is entitled to receive Shares upon exercise of an Option or pursuant to an Award, the Optionee or Grantee shall pay the Withholding Taxes to the Company prior to the issuance, or release from escrow, of such Shares. In satisfaction of the Withholding Taxes to the Company, the Optionee or Grantee may make an irrevocable written election (the "Tax Election"), which may be accepted or rejected in the discretion of the Committee, to have withheld a portion of the Shares issuable to him or her upon exercise of the Option or pursuant to an Award having an aggregate Fair Market Value equal to the Withholding Taxes, provided that in respect of an Optionee or Grantee who may be subject to Section 16(b) of the Exchange Act, the election complies with the requirements applicable to Share transactions by such Participants.

          (2) If an Optionee makes a disposition, within the meaning of Section 424(c) of the Code and regulations promulgated thereunder, of any Share or Shares issued to him pursuant to his exercise of the Option within the two-year period commencing on the day after the date of the grant or within the one-year period commencing on the day after the date of transfer of such Share or Shares to the Optionee pursuant to such exercise, the Optionee shall, within ten (10) days of such disposition, notify the

     Company thereof, by delivery of written notice to the Company at its principal executive office, and immediately deliver to the Company the amount of Withholding Taxes.

          (c) Designation of Beneficiary. To the extent applicable to the type of Award, each Grantee (other than an Optionee) may designate a person or persons to receive in the event of his or her death, any Award or any amount payable pursuant thereto, to which he or she would then be entitled under the terms of the Plan. Such designation will be made upon forms supplied by and delivered to the Company and may be revoked in writing.

          (d) Deferral. The Committee may permit a Participant to defer to another plan or program such Participant's receipt of Shares or cash that would otherwise be due to such Participant by virtue of the exercise of an Option, earning of an Aspiration Award, the vesting of Restricted Stock or the earning of Performance Awards. If any such deferral election is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals.

     19. Effective Date. The effective date of the Plan shall be the date of its adoption by the Board, subject only to the approval by the affirmative votes of the holders of a majority of the securities of the Company present, or represented, and entitled to vote at a meeting of stockholders duly held in accordance with the applicable laws of the State of Delaware within twelve (12) months of such adoption.

                                   APPENDIX A
                                       TO
                       NATIONAL SERVICE INDUSTRIES, INC.

                      LONG-TERM ACHIEVEMENT INCENTIVE PLAN

             PERFORMANCE MEASURE                            GENERAL DEFINITION
AATP Margin..................................  AATP divided by Sales
Adjusted After-Tax Profit (AATP).............  APTP minus book income taxes (reported tax rate applied to APTP)
Adjusted Pre-Tax Profit (APTP)...............  Income before provision for income taxes plus interest expense plus implied interest on
                                               capitalized operating leases. The measure may
                                               include or exclude income from discontinued
                                               operations, extraordinary items, changes in
                                               accounting principles, and restructuring
                                               expense.
Capitalized Economic Profit..................  Economic Profit divided by a predetermined rate reflecting the cost of capital
Capitalized Entity Value.....................  Sum of average invested capital in the business and the Capitalized Economic Profit
Capitalized Equity Value.....................  Capitalized Entity Value minus total debt
Cashflow.....................................  Net cash provided by operating activities less net cash used for investing activities
Cashflow Return on Capital...................  Cashflow divided by average invested capital
Cashflow Return on Capitalized Entity/Equity
  Value......................................  Cashflow divided by Capitalized Entity/Equity
                                               Value
Earnings Per Share...........................  Primary or fully diluted earnings per share
Economic Profit..............................  AATP minus a charge for capital
Net Income...................................  Net income as reported in NSI's annual financial statements or the books and records
                                               of its segments. The measure may include or
                                               exclude income from discontinued operations,
                                               extraordinary items, changes in accounting
                                               principles, and restructuring expense.
Net Income Return on Capital.................  Net Income divided by average invested capital
Return on Assets (ROA).......................  Net Income divided by average total assets
Return on Equity (ROE).......................  Net Income divided by average stockholders'
                                               equity
Return on Gross Investment...................  Sum of Net Income plus depreciation divided by sum of average invested capital plus
                                               accumulated depreciation
Return on Invested Capital...................  Net Income or AATP divided by average invested capital
Return on Net Assets (RONA)..................  Net Income, APTP, or income before taxes, divided by average net assets
Sales........................................  Net sales of products and service revenues
Sales Growth.................................  Percentage change in Sales from year to year
Total Return to Shareholders.................  Percentage change in shareholder value (stock price plus reinvested dividends)

--------------------------------------------------------------------------------
                        (LOGO)PRINTED ON RECYCLED PAPER

                          Graphic Material Appendix



     The following graphic or image material appears in the paper format version of this proxy statement:

     1. On pages 2 through 4, pictures of the nominees for director.

     2. On page 9, the Performance Graph described and interpreted in tabular/ chart form under that heading within this filing.

                                                                      EXHIBIT B

[X]  PLEASE MAKE VOTES
     AS IN THIS EXAMPLE
                                                THE BOARD OF DIRECTORS RECOMMENDS VOTES FOR:

        -----------------                                                                                       With-  For All
        NATIONAL SERVICE                                                                                For     hold   Except
        INDUSTRIES, INC.                    1.  Election of Directors                                   [  ]    [  ]    [  ]
        -----------------
                                                JAMES S. BALLOUN, JOHN L. CLENDENIN, ROBERT M. HOLDER, JR.,
                                                        JAMES C. KENNEDY, DAVID LEVY, BERNARD MARCUS,
                                                JOHN G. MEDLIN, JR., HERMAN J. RUSSELL, AND BETTY L. SIEGEL

                                                -------------------------------------------------------------------------------
   RECORD DATE SHARES:                          Instruction: To withhold authority to vote for any nominee, mark the
                                                "For All Except" box and write that nominee's name on the above line.



                                                                                                       For    Against  Abstain
                                            2.  Approval of National Service Industries, Inc.          [  ]     [  ]    [  ]
                                                Long-Term Achievement Incentive Plan.

                                            3.  Ratification of appointment of Arthur Andersen         [  ]     [  ]    [  ]
                                                LLP as independent auditors for the Corporation.
 Please be sure to sign
 and date this Proxy.  Date__________________   Mark box at right if comments or address change have been               [  ]
---------------------------------------------   noted on the reverse side of this card.


---------------------------------------------
Stockholder sign here      Co-owner sign here




DETACH CARD

                       NATIONAL SERVICE INDUSTRIES, INC.

Dear Stockholder:

    Please take note of the important information enclosed with this Proxy Ballot. There are a number of issues related to the management and operation of your Company that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials.

    Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

    Please mark the boxes on the proxy card to indicate how your shares shall be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

    Your vote must be received prior to the Annual Meeting of Stockholders, January 8, 1997.

    Thank you in advance for your prompt consideration of these matters.

    Sincerely,

    National Service Industries, Inc.

                       NATIONAL SERVICE INDUSTRIES, INC.
                  ANNUAL STOCKHOLDERS MEETING JANUARY 8, 1997
                   PROXY SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned does hereby appoint JAMES S. BALLOUN, DAVID LEVY and KENYON
W. MURPHY and each of them proxies of the undersigned with full power of substitution in each of them to vote at the annual meeting of stockholders of the Corporation to be held on January 8, 1997 at 10:00 A.M., and at any and all adjournments thereof, with respect to all shares which the undersigned would be entitled to vote, and with all powers which the undersigned would possess if personally present, as follows on the reverse, and in their discretion upon all other matters brought before the meeting.

     UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2 AND 3 SHOWN ON THE REVERSE SIDE.

     On the reverse side please date this proxy and sign exactly as your name, or names, appear hereon. Where there is more than one owner, each must sign. When signing in fiduciary or representative capacity, please give full title as such.

HAS YOUR ADDRESS CHANGED?                             DO YOU HAVE ANY COMMENTS?
------------------------------------------------      ------------------------------------------------
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